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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549
                                ________________

                                    Form 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                 DATE OF EARLIEST EVENT REPORTED: April 7, 2003


                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER 1-13167

                  TEXAS                                  74-1611874
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

       15835 Park Ten Place Drive                          77084
             Houston, Texas                              (Zip Code)
(Address of principal executive offices)

        Registrant's telephone number, including area code: 281-749-7800
                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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

ITEM 5. OTHER EVENTS

     On April 1, 2003, the Company filed a Form 8-K announcing that the Company had executed a $225,000,000 Senior Secured Credit Facility with a Bank Group. For a more detailed description, see the Credit Agreement attached hereto as
Exhibit 99.1


ITEM 7. EXHIBITS


EXHIBIT 99.1    CREDIT AGREEMENT DATED APRIL 1, 2003

EXHIBIT 99.2    CONTRACT STATUS SUMMARY AT APRIL 7, 2003

ITEM 9.  REGULATION RD DISCLOSURE


     The ATWOOD HUNTER has been awarded a contract by Samedan, Mediterranean Sea ("Samedan") to drill one well off the coast of Israel following the completion of one well (estimated June 2003) for Burullus Gas Company. The Samedan well is estimated to take 70 days to complete and will have a dayrate of $80,000. The Samedan contract provides for one option well to be drilled at a later date.

     Additional information with respect to the Company's Contract Status Summary at April 7, 2003 is attached hereto as Exhibit 99.2 which is being furnished in accordance with Rule 101 (e)(1) under Regulation FD and should not be deemed to be filed.

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company' annual report on Form 10-K for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                         ATWOOD OCEANICS, INC.
                                                         (Registrant)



                                                         /s/ James M. Holland
                                                         James M. Holland
                                                         Senior Vice President

                                                         DATE:    April 7, 2003

                                                             EXHIBIT INDEX


EXHIBIT NO.                                          DESCRIPTION

99.1     Credit Agreement dated April 1, 2003

99.2     Contract Status Summary at April 7, 2003



                                                                   EXHIBIT 99.1



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                                CREDIT AGREEMENT



                                      among




                             ATWOOD OCEANICS, INC.,
                        ATWOOD OCEANICS PACIFIC LIMITED,




                                 VARIOUS LENDERS



                                       and



                    NORDEA BANK FINLAND PLC, NEW YORK BRANCH,


                            as Administrative Agent,
                          Lead Arranger and Book Runner



                       ----------------------------------



                            Dated as of April 1, 2003


                       ----------------------------------


                                  $225,000,000



                    CREDIT AGRICOLE INDOSUEZ, FORTIS CAPITAL
                       CORP. and HAMBURGISCHE LANDESBANK,
                                 as Co-Arrangers

================================================================================

                  CREDIT AGREEMENT, dated as of April 1, 2003, among ATWOOD OCEANICS, INC., a Texas corporation (the "Parent"), ATWOOD OCEANICS PACIFIC LIMITED, a company organized under the laws of the Cayman Islands and a Wholly-Owned Subsidiary of the Parent (the "Borrower"), the Lenders party hereto from time to time, and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, a national banking association organized under the laws of the Republic of Finland, as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and defined in Section 11 are used herein as therein defined.


                              W I T N E S S E T H:
                              - - - - - - - - - -


                  WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the credit facility provided for herein;


                  NOW, THEREFORE, IT IS AGREED:

SECTION 1.        Amount and Terms of Credit Facility.

     1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make a term loan or term loans (each a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans (i) shall be incurred pursuant to a single drawing on the Initial Borrowing Date, (ii) shall be denominated in Dollars,
(iii) except as  hereinafter  provided,  shall bear interest in accordance  with
Section 1.07, provided that, unless either the Administrative Agent otherwise agrees in its sole discretion or has determined that the Successful Syndication Date has occurred (at which time this proviso shall no longer be applicable), Term Loans, together with all outstanding Revolving Loans, shall be restricted to an Interest Period of either one week or one month which, in each case, begins and ends on the same day, and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Term Loan Commitment of such Lender on the Initial Borrowing Date. Once repaid, Term Loans incurred hereunder may not be reborrowed.

     (b) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Maturity Date, a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans
(i) shall be denominated in Dollars, (ii) shall bear interest in accordance with
Section 1.07, provided that, unless either the Administrative Agent otherwise agrees in its sole discretion or has determined that the Successful Syndication Date has occurred (at which time this proviso shall no longer be applicable), Revolving Loans, together with all outstanding Term Loans, shall be restricted to an Interest Period of either one week or one month which, in each case, begins and ends on the same day, (iii) may be repaid and reborrowed in accordance with the provisions hereof, and (iv) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's RL Percentage and (y) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Revolving Loan Commitment of such Lender at such time.

     1.02 Minimum Amount of Each Borrowing; Limitation on Number of Borrowings. The aggregate principal amount of each Borrowing of Loans under the respective Tranche shall not be less than $1,000,000 in each case. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten (10) Borrowings of Loans in the aggregate for all Tranches of Loans, provided that, there shall be no more than two Borrowings outstanding under each Tranche prior to the Successful Syndication Date.

     1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans hereunder, an Authorized Representative of the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Loan to be incurred hereunder, provided that, (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.09, shall be irrevocable and shall be given in writing by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day),
(iii) whether the Loans being incurred pursuant to such Borrowing shall constitute Term Loans or Revolving Loans, (iv) the initial Interest Period to be applicable to such Borrowing and (v) to which account the proceeds of such Loans are to be deposited. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

     (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent in good faith to be from an Authorized Representative of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

     1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.06) of each such Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office and the Administrative Agent will make available to the Borrower (prior to 1:00 p.m. (New York time) on such day to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (New York time) on such day) at the Payment Office, in the account specified in the applicable Notice of Borrowing, the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated
to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and
(ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.07. Nothing in this
Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

     1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 14.15 and shall, if requested by such Lender as provided below, also be evidenced (i) in the case of Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Term Note" and, collectively, the "Term Notes") and
(ii) in the case of Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes").

     (b) The Term Note issued to each Lender that has a Term Loan Commitment or outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding Term Loans of such Lender at such time) and be payable in the outstanding principal amount of Term Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 1.07, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (c) The Revolving Note issued to each Lender that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower,
(ii) be payable to the order of such Lender or its registered assigns and be dated the Initial Borrowing Date (or, in the case of Revolving Notes issued after the Initial Borrowing Date, be dated the date of the issuance thereof),
(iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 1.07, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (d) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and, prior to any transfer of any of its Notes, will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

     (e)  Notwithstanding  anything  to the  contrary  contained  above  in this
Section 1.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (d). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall (at its expense) promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

     1.06 Pro Rata Borrowings. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

     1.07 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date of Borrowing thereof until the maturity (whether by acceleration or otherwise) of such Loan at a rate per annum which shall, during each Interest Period applicable thereto, be equal to (except as otherwise provided in Section 1.09(a)) the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

     (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to 2% per annum in excess of the rate then borne by such Loans, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 1% in excess of the Base Rate, as in effect from time to time, plus the Applicable Margin as in effect from time to time. Interest that accrues under this Section 1.07(b) shall be payable on demand.

     (c) Accrued (and theretofore unpaid) interest shall be payable (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (d) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     1.08 Interest Periods. At the time the Borrower gives any Notice of Borrowing in respect of the making of any Loan (in the case of the initial Interest Period applicable thereto) or prior to 11:00 a.m. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by having an Authorized Representative of the Borrower give the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Loan, which Interest Period shall, at the option of the Borrower (but otherwise subject to the provisions of the proviso in each of Sections 1.01(a)(iii) and 1.01(b)(ii)), be a one week or one, two, three or six-month period (it being understood, however, that during the one month period preceding the Maturity Date, the Borrower, with the consent of the Administrative Agent, may select an Interest Period of less than one month so long as such Interest Period ends no later than the Maturity Date); provided that:

(i) all Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Loan shall commence on the date of Borrowing of such Loan and each Interest Period occurring thereafter in respect of such Loan shall commence on the day immediately following the day on which the immediately preceding Interest Period applicable thereto expires;

(iii) if any Interest Period for a Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the first succeeding Business Day; provided, however, that if any Interest Period for a Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(v) no Interest Period longer than one month may be selected at any time when a Default or an Event of Default is then in existence;

(vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Maturity Date;

(vii)    the selection of Interest Periods shall be subject to the provisions of
         Section 1.02; and

(viii) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under Section 4.02(b) if the aggregate principal amount of such Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Term Loans then outstanding less the aggregate amount of such required repayment.

     If by 11:00 a.m. (New York time) on the third Business Day preceding the expiration of any Interest Period applicable to a Borrowing, the Borrower has failed to elect a new Interest Period to be applicable to such Loans as provided above, the Borrower shall be deemed to have elected a one month Interest Period to be applicable to such Loans effective as of the expiration date of such current Interest Period.

     1.09 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the applicable interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of (x) any change since the Initial Borrowing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as but not limited to: (A) a change subjecting any Lender to any tax, duty or other charge with respect to any Loan, Notes or Letter of Credit, or its obligation to make such Loan or issue such Letter of Credit, or a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder
         (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which such Lender's principal office or applicable lending office is located), but without duplication of any increased costs with respect to Taxes which are addressed in Section 4.04, or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate, and/or (y) other circumstances arising since the Initial Borrowing Date affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

(iii)    at any time, that the making or continuance of any Loan has been made
         (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) and/or (z) impracticable as a result of a contingency occurring after the Initial Borrowing Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower, which written notice shall set forth such Lender's (or the Administrative Agent's, as the case may be) basis for asserting its right under this Section 1.09(a) and the calculation, in reasonable detail, of such additional amounts claimed hereunder, and, except in the case of clause
(i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, any Notice of Borrowing given by the Borrower with respect to any affected Loans which have not yet been incurred shall be deemed rescinded by the Borrower, the Total Unutilized Revolving Loan Commitment shall thereafter not be available to be borrowed hereunder and Letters of Credit shall not be permitted to be issued hereunder, and the rate of interest applicable to any affected Loans then outstanding shall be the Base Rate, as in effect from time to time, plus the Applicable Margin as in effect from time to time minus 1%, from the date such notice is delivered to the Borrower and thereafter until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon such Lender's written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for and the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, such Lender shall so notify the Administrative Agent and the Borrower (and the Administrative Agent shall give notice thereof to the other Lenders) and thereafter (A) except in the case of an event of the type described in clause (iii)(z) above, the Revolving Loan Commitment of such Lender shall be permanently reduced by an amount sufficient to alleviate such circumstance arising pursuant to clause (iii)(x) or (y) above, or shall be terminated in its entirety if all of such Lender's Revolving Loans are so affected, and the Borrower shall prepay in full the affected Loans of such Lender, together with accrued and unpaid interest thereon and, in the event of a termination of such Lender's Revolving Loan Commitment, any accrued and unpaid Commitment Commission which may be due to such Lender under this Agreement (and, in the event all of such Lender's Loans are being repaid, any other amounts which may be owing to such Lender hereunder), on either the last day of the then current Interest Period applicable to each such affected Loan (if such Lender may lawfully continue to maintain and fund such Loans to such day) or immediately (if such Lender may not lawfully continue to maintain and fund such Loans to such day) and (B) in the case of an event of the type described in clause (iii)(z) above, the Unutilized Revolving Loan Commitment of such Lender shall be terminated in its entirety and the Borrower shall pay to such Lender any accrued and unpaid Commitment Commission which may be due to such Lender under this Agreement, and all outstanding Loans of such Lender shall, from the date such notice is delivered to the Borrower and thereafter until such time as the Administrative Agent or such Lender shall notify the Borrower that the circumstances giving rise to the operation of clause (iii)(z) above with respect to such Lender no longer exist, bear interest at a rate equal to the Base Rate, as in effect from time to time, plus the Applicable Margin as in effect from time to time minus 1%, it being understood that, notwithstanding anything to the contrary in this Agreement, to the extent any repayment of Revolving Loans of any Lender affected by circumstances described in clause (iii)(z) above are repaid prior to receipt by the Borrower of the notice described above with respect to the elimination of such circumstances giving rise to the operation of clause (iii)(z) above with respect to such Lender, any amount of the Unutilized Revolving Loan Commitment of such Lender which may otherwise result from such repayment shall be deemed permanently reduced upon the effectiveness of such repayment. The Administrative Agent and each Lender (to the extent it continues to be a Lender hereunder) agree that if any of them gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender (to the extent it continues at such time to be a Lender hereunder), the obligations of such Lender to make Loans on the terms and conditions contained herein shall to the extent of such Lender's outstanding Loans and Commitments as in effect at such time, be immediately reinstated.

     (b) If any Lender determines that after the Effective Date the introduction or effectiveness of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that, such Lender's determination of compensation owing under this Section 1.09(b) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.09(b), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

     1.10 Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.09(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 1.09(a), Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) of any of its Loans, or assignment of any of its Loans pursuant to Section 1.12, occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any other default by the Borrower to repay Loans or make payment on any Note held by such Lender when required by the terms of this Agreement.

     1.11 Change of Lending Office. Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.09(a)(ii) or (iii),
Section 1.09(b), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that, such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.11 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.09, 2.06 and 4.04.

     1.12 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings,
(y) upon the occurrence of any event giving rise to the operation of Section 1.09(a)(ii) or (iii), Section 1.09(b) or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, or (z) as provided in
Section 14.12(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), will exist immediately after giving effect to the respective replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that:

(i) at the time of any replacement pursuant to this Section 1.12, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 14.04(b) (and with all fees payable pursuant to said Section 14.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then accrued and unpaid interest with respect thereto at such time, and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01 and
         (y) each  Issuing  Lender an amount  equal to such  Replaced
         Lender's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender, together with all then accrued and unpaid interest with respect thereto at such time; and

(ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

     Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.09, 1.10, 2.06, 4.04, 12.06 and 14.01), which shall survive as to such Replaced Lender.

SECTION 2.        Letters of Credit.
                  -----------------

     2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 60th day prior to the Maturity Date, for the account of the Borrower, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

(b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 60th day prior to the Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that, no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

(ii) such Issuing Lender shall have received from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of
         Section 2.03(b).

     2.02 Maximum Letter of Credit Outstandings; Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time, and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit shall be extendible for successive periods of up to 12 months, but, in each case, not beyond the thirtieth Business Day prior to the Maturity Date, on terms acceptable to the respective Issuing Lender) and (B) thirty Business Days prior to the Maturity Date.

     2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrowers desire that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days' (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit C, appropriately completed (each a "Letter of Credit Request").

     (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the respective Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. Upon the issuance of or modification or amendment to any Letter of Credit, each Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to an RL Lender, no Issuing Lender shall be required to issue any Letter of Credit unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the Letter of Credit Outstandings.

     (c) The initial Stated Amount of each Letter of Credit shall not be less than $20,000 or such lesser amount as is acceptable to the respective Issuing Lender.

     2.04 Letter of Credit Participations. (a) Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each RL Lender, and each such RL Lender (in its capacity under this Section 2.04, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 1.12 or 14.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid
Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

(b) In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c) In the event that any Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 a.m. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the Base Rate, as in effect from time to time, plus the Applicable Margin as in effect from time to time minus 1% for each day thereafter. The failure of any Participant to make available to an Issuing Lender its RL Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's RL Percentage of any such payment.

(d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

        (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

        (ii) the existence of any claim, setoff, defense or other right which the Parent or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Parent or any Subsidiary of the Parent and the beneficiary named in any such Letter of Credit);

        (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

        (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

        (v)      the occurrence of any Default or Event of Default.

     2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that, no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate, as in effect from time to time, plus the Applicable Margin as in effect from time to time minus 1%; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin as in effect from time to time plus 1%, with such interest to be payable on demand. Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that, the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

     (b) The obligations of the Borrower under this Section 2.05 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

     2.06 Increased Costs. If at any time after the Effective Date, the introduction or effectiveness of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such governmental authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by any Issuing Lender or any Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

SECTION 3.        Commitment Commission; Fees; Reductions of Commitment.
                  -----------------------------------------------------

     3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting RL Lender, a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to and including the Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated), computed at a rate per annum equal to the lesser of (i) 40% of the Applicable Margin then in effect and (ii) 0.80%, on the Unutilized Revolving Loan Commitment of such Non-Defaulting RL Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date (or such earlier date upon which the Total Revolving Loan Commitment is terminated).

     (b) The Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on each such RL Lender's respective RL Percentage), a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect from time to time on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date (or such earlier date upon which the Total Revolving Loan Commitment is terminated and upon which no Letters of Credit remain outstanding).

     (c) The Borrower agrees to pay directly to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily Stated Amount of such Letter of Credit, provided that, in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500; it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

     (d) The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

     (e) The Borrower agrees to pay to the Administrative Agent such fees as may be agreed to in writing from time to time by the Parent and/or the Borrower and the Administrative Agent.

     3.02 Voluntary Termination of Unutilized Revolving Loan Commitments. (a) Upon at least three Business Days' prior written notice from an Authorized Representative of the Borrower to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 3.02(a), in an integral multiple of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that, each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each RL Lender.

     (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 14.12(b), the Borrower may, subject to its compliance with the requirements of Section 14.12(b) and upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), terminate all of the Commitments of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 1.10) are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts) and such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.09, 1.10, 2.06, 4.04, 12.06 and 14.01), which shall survive as to such repaid Lender.

     3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety at 5:00 p.m. (New York time) on April 4, 2003 unless the Initial Borrowing Date shall have occurred on or prior to such date.

     (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of Term Loans on such date).

     (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Maturity Date.

     (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03 and any mandatory repayments required pursuant to Section 4.02(c), on the date of any Collateral Disposition, the Total Revolving Loan Commitment shall be permanently reduced by a percentage thereof, expressed as a fraction, equal to (x) the average appraised value (as determined in accordance with the most recent appraisal reports delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 8.01(c)) of the Collateral Rig or Collateral Rigs which is/are the subject of such Collateral Disposition divided by (y) the Aggregate Collateral Rig Value (as determined by calculating the sum of the average of the appraisals set forth in the most recent appraisal reports related to each respective Collateral Rig and delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 8.01(c) before giving effect to such Collateral Disposition).

     (e) Each reduction to, or termination of, the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied to proportionately reduce or terminate, as the case may be, the Revolving Loan Commitment, as the case may be, of each Lender with a Revolving Loan Commitment.

SECTION 4.        Prepayments; Payments; Taxes.
                  ----------------------------

        4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

        (i) an Authorized Representative of the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans, which notice (in each case) shall specify whether Term Loans or Revolving Loans shall be prepaid, the amount of such prepayment and the specific Borrowing or Borrowings pursuant to which such Loans were made, and which notice the Administrative Agent shall promptly transmit to each of the Lenders;

        (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent), provided that, no partial prepayment of Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000;

        (iii)    at the time of any prepayment of Loans pursuant to this
                 Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required to be paid pursuant to Section 1.10;

        (iv) each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that, at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender; and

        (v)      each voluntary prepayment of Term Loans pursuant to this
                 Section 4.01(a) shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

     (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 14.12(b), the Borrower may, upon five Business Days' prior written notice by an Authorized Representative of the Borrower to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans (including all amounts, if any, owing pursuant to Section 1.10), together with accrued and unpaid interest, Fees and all other amounts owing to such Lender in accordance with, and subject to the requirements of, said Section 14.12(b), so long as (A) all Commitments of such Lender are terminated concurrently with such prepayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Commitments), (B) such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders, and (C) the consents, if any, required under Section 14.12(b) in connection with the prepayment pursuant to this clause
(b) have been  obtained.  Each  prepayment  of any Term Loans  pursuant  to this
Section 4.01(b) shall be applied to reduce the then remaining Scheduled Repayments of the Term Loans on a pro rata basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

     4.02 Mandatory Repayments. (a) On any day on which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date) and (II) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall repay on such date the principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the repayment of all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

     (b) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below (each, a "Scheduled Repayment Date"), the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Section 4.01(a), 4.01(b) or 4.02(d), a "Scheduled Repayment"):

         Scheduled Repayment Date                  Amount
         ------------------------                  ------
         December 31, 2003                        $6,000,000
         March 31, 2004                           $6,000,000
         June 30, 2004                            $6,000,000
         September 30, 2004                       $6,000,000
         December 31, 2004                        $9,000,000
         March 31, 2005                           $9,000,000
         June 30, 2005                            $9,000,000
         September 30, 2005                       $9,000,000
         December 31, 2005                        $9,000,000
         March 31, 2006                           $9,000,000
         June 30, 2006                            $9,000,000
         September 30, 2006                       $9,000,000
         December 31, 2006                        $9,000,000
         March 31, 2007                           $9,000,000
         June 30, 2007                            $9,000,000
         September 30, 2007                       $9,000,000
         December 31, 2007                        $9,000,000
         Maturity Date                            $9,000,000

     (c) In addition to any other mandatory  repayments pursuant to this Section
4.02 and in addition to any mandatory commitment reductions required pursuant to
Section 3.03(d), on the date of any Collateral Disposition, the Borrower shall be required to repay a percentage, expressed as a fraction, of the then outstanding aggregate principal amount of Term Loans equal to (x) the average appraised value (as determined in accordance with the most recent appraisal reports delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 8.01(c)) of the Collateral Rig or Collateral Rigs which is/are the subject of such Collateral Disposition divided by (y) the Aggregate Collateral Rig Value (as determined by calculating the sum of the average of the appraisals set forth in the most recent appraisal reports related to each respective Collateral Rig and delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 8.01(c) before giving effect to such Collateral Disposition).

     (d) The amount of each principal repayment of Term Loans made as required by Section 4.02(c) shall be applied to reduce the then remaining Scheduled
Repayments of Term Loans on a pro rata basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

     (e) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Loans were made, provided that, (i) repayments of Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Loans of the respective Tranche with Interest Periods ending on such date of required repayment have been paid in full and (ii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

     (f) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Term Loans shall be repaid in full on the Maturity Date and (ii) all then outstanding Revolving Loans shall be repaid in full on the Maturity Date.

     4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Any payments under this Agreement or under any Note which are made later than 12:00 Noon (New York time) on any day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     4.04 Net Payments; Taxes. All payments made by any Credit Party hereunder or under any other Credit Document will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect hereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower shall be obligated to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

     SECTION 5. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

     5.01 Effective Date; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent, for the account of each of the Lenders that has requested same, the appropriate Term Note and/or Revolving Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

     5.02 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent and each Lender all costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby payable to the Administrative Agent or such Lender to the extent then due.

     5.03 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, and signed on behalf of the Borrower by the chairman of the board, the chief executive officer, the president or any vice president of the Borrower certifying on behalf of the Borrower that all of the conditions set forth in Sections 5.07, 5.13, 5.14 and 6.01 have been satisfied on such date.

     5.04 Opinions of Counsel. (a) On the Initial Borrowing Date, the Administrative Agent shall have received from Strasburger & Price, L.L.P., special counsel to each Credit Party, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit D-I.

     (b) On the Initial Borrowing Date, the Administrative Agent shall have received from Maples & Calder, special Cayman Islands counsel to the Borrower, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit D-II.

     (c) On the Initial Borrowing Date, the Administrative Agent shall have received from Allens Arthur Robinson, special Australia counsel to Atwood Oceanics Australia, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit D-III.

     (d) On the Initial Borrowing Date, the Administrative Agent shall have received from Bodipalar Ponnudurai Nathan, special Malaysia counsel to Atwood Oceanics Malaysia, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit D-IV.

     (e) On the Initial Borrowing Date, the Administrative Agent shall have received from Benedetti & Benedetti, special Panama counsel to each of the Borrower and Atwood Deep Seas, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit D-V.

     5.05 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party or, where applicable, the general partner of such Credit Party, dated the Initial Borrowing Date, signed by the chairman of the board, the chief executive officer, the president, any vice president, or any other Authorized Representative of such Person, and attested to by the secretary, any assistant secretary or any other Authorized Representative of such Person other than the Authorized Representative signing such certificate of such Person, in the form of Exhibit E, with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party (or, where applicable, the general partner of such Credit Party) referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

     (b) On the Initial Borrowing Date, all corporate, limited liability company, partnership and legal proceedings, and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents, shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate, limited liability company and partnership proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper partnership, corporate or governmental authorities.

     5.06 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Existing Indebtedness Agreements; Employment Agreements; Service Agreements; Tax Sharing Agreements. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent or its counsel true and correct copies of the following documents:

        (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and a summary or description of any other "employee benefit plans," as defined in Section
                 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Parent or any of its Subsidiaries or ERISA Affiliates (provided that, the foregoing shall apply in the case of any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Parent, any Subsidiary of the Parent or any ERISA Affiliate, or reasonably available thereto from the sponsor or trustee of any such Plan) (collectively, the "Employee Benefit Plans");


        (ii) all agreements entered into by the Parent governing the terms and relative rights of its capital stock and any agreements entered into by shareholders of the Parent relating to the Parent's capital stock (collectively, the "Shareholders' Agreements");

        (iii) all agreements (other than Employment Agreements) with respect to the management of the Parent or any of its Subsidiaries or any of the Rigs (collectively, the "Management Agreements");

        (iv) all agreements evidencing or relating to Existing Indebtedness of the Parent or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date (other than the Credit Documents) (collectively, the "Existing Indebtedness Agreements");

        (v) all employment agreements entered into by the Parent or any of its Subsidiaries with members of management of the Parent or any of such Subsidiaries (collectively, the "Employment Agreements");

        (vi) all service agreements entered into between the Parent and its Subsidiaries ("Service Agreements"); and

        (vii) all tax sharing, tax allocation and other similar agreements entered into by the Parent or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Existing Indebtedness Agreements, Employment Agreements, Service Agreements and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on the Initial Borrowing Date.

     5.07 Consummation of the Refinancing; etc. (a) On the Initial Borrowing Date, all Indebtedness under the Existing Credit Agreements shall have been repaid in full and all commitments in respect thereof shall have been terminated and all Liens and guaranties in connection therewith shall have been terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained) to the reasonable satisfaction of the Administrative Agent. The Administrative Agent shall have received satisfactory evidence (including satisfactory pay-off letters, UCC-3 termination statements and releases, assignments or amendments of rig mortgages) that the matters set forth in the immediately preceding sentence have been satisfied as of the Initial Borrowing Date.

     (b) After giving effect to the consummation of the Transaction, neither the Parent nor any of its Subsidiaries shall have any outstanding Indebtedness except (i) the Obligations and (ii) such other Indebtedness as is permitted to remain outstanding pursuant to Section 9.04.

     5.08 Subsidiaries Guaranties. On the Initial Borrowing Date, each Subsidiary Guarantor (other than any Subsidiary Guarantor which is a Foreign Subsidiary where the Administrative Agent determines, based on advice of local counsel, that it would be preferable for the respective Subsidiary Guarantor not to execute and deliver the U.S. Subsidiaries Guaranty, but only to execute and deliver a Foreign Subsidiaries Guaranty as contemplated below) shall have duly authorized, executed and delivered the U.S. Subsidiaries Guaranty in the form of Exhibit G (as modified, amended or supplemented from time to time, the "U.S. Subsidiaries Guaranty") and the U.S. Subsidiaries Guaranty shall be in full force and effect. With respect to any Subsidiary Guarantor which is a Foreign Subsidiary of the Parent, if the Administrative Agent determines (based on advice of local counsel) that it would be in the interests of the Lenders that
(x) the respective Subsidiary Guarantor execute both the U.S. Subsidiaries Guaranty and a guaranty governed by the law of the jurisdiction in which the respective Foreign Subsidiary is organized or (y) the respective Subsidiary Guarantor execute only a guaranty governed by the laws of the jurisdiction in which the respective Subsidiary Guarantor is organized then the respective Subsidiary Guarantor shall take the actions contemplated by clauses (x) or (y), as the case may be, above (and, in the case of clause (y) above, shall not execute the U.S. Subsidiaries Guaranty). Each guaranty to be executed and delivered by Foreign Subsidiaries of the Parent pursuant to the immediately preceding sentence (each, as modified, amended or supplemented from time to time, a "Foreign Subsidiaries Guaranty") shall be prepared by local counsel satisfactory to the Administrative Agent and be in form and substance satisfactory to the Administrative Agent, and shall conform as nearly as possible (as to the obligations guaranteed and the rights intended to be granted thereunder) to the U.S. Subsidiaries Guaranty, taking into account variations necessary or desirable under applicable local law. Each Foreign Subsidiaries Guaranty shall be in full force and effect. Schedule IV sets forth a list of all Subsidiaries of the Parent which shall have executed and delivered a Subsidiaries Guaranty on or prior to the Initial Borrowing Date.

     5.09 Pledge Agreements. On or before the Initial Borrowing Date, each Pledgor (excluding any Foreign Pledgor where the Administrative Agent determines, based on advice of local counsel, that it would be preferable for the respective Foreign Pledgor not to execute and deliver the U.S. Pledge Agreement, but to execute and deliver one or more Foreign Pledge Agreements as contemplated below) shall have duly authorized, executed and delivered the U.S. Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "U.S. Pledge Agreement"). With respect to (A) any Foreign Pledgor, if the Administrative Agent determines (based on advice of local counsel) that it would be in the interests of the Lenders that the respective Foreign Pledgor authorize, execute and deliver a pledge agreement governed by the laws of the jurisdiction in which such Foreign Pledgor is organized and (B) any Pledgor (whether organized under the laws of the United States or a non-U.S. jurisdiction) which is pledging equity interests in one or more Persons organized under the laws of a different jurisdiction from the jurisdiction of organization of the respective Pledgor, if the Administrative Agent determines (based on advice of local counsel) that it would be in the interests of the Lenders that the respective Pledgor authorize, execute and deliver one or more additional pledge agreements governed by the laws of the jurisdiction or jurisdictions in which the Person or Persons whose equity interests are being pledged is (or are) organized, then the respective Pledgor shall take the actions contemplated by clause (A) and/or (B), as the case may be, above (and, in the case of clause (A) above, shall not execute the U.S. Pledge Agreement). Each pledge agreement to be executed and delivered by one or more Credit Parties pursuant to the immediately preceding sentence (as modified, amended or supplemented from time to time, the "Foreign Pledge Agreements" and each, a "Foreign Pledge Agreement") shall be prepared by local counsel satisfactory to the Administrative Agent and be in form and substance satisfactory to the Administrative Agent, and shall conform as nearly as possible (as to the obligations secured thereby and the rights intended to be granted thereunder) to the U.S. Pledge Agreement, taking into account variations necessary or desirable under applicable local law. In connection with the execution and delivery of the Foreign Pledge Agreements, the respective Credit Parties shall take such actions as may be necessary or desirable under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted) thereby. The U.S. Pledge Agreement and each Foreign Pledge Agreement listed on Section A of Schedule V shall be in full force and effect. Each Pledgor is listed on Section B of
Schedule V. Furthermore, in connection with the execution and delivery of the U.S. Pledge Agreement and each Foreign Pledge Agreement (where applicable), the following shall be provided by the respective Credit Party:

(i) to the Collateral Agent, as pledgee, all of the Pledge Agreement Collateral referred to therein, accompanied by executed and undated endorsements for transfer;

(ii) in the case of the U.S. Pledge Agreement, proper financing statements (Form UCC-1) for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent desirable, to perfect the security interests purported to be created by the U.S. Pledge Agreement;

(iii) in the case of the U.S. Pledge Agreement, certified copies of requests for information or copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name such Pledgor as debtor and that are filed in the jurisdictions referred to in Section 5.09(ii), together with copies of such other financing statements that name such Pledgor as debtor (none of which shall cover the Collateral except (x) to the extent evidencing Permitted Liens or (y) in respect of which the Collateral Agent shall have received Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully executed for filing); and

(iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent desirable, to perfect and protect the security interests purported to be created by the respective Pledge Agreement have been taken.

     5.10 Assignment of Insurances, Assignment of Earnings and Security Agreements. On or before the Initial Borrowing Date, each Credit Party which holds an ownership interest in any Collateral Rig shall have duly authorized, executed and delivered (x) an Assignment of Insurances in the form of Exhibit H (each, as amended, modified or supplemented from time to time, an "Assignment of Insurances" and, together with any additional assignment of insurances executed and delivered pursuant to Section 8.11(c), the "Assignments of Insurances") covering all such Credit Party's Insurance Collateral, (y) an Assignment of Charter Hire, Drilling Contract, Revenues and Earnings in the form of Exhibit I (each, as amended, modified or supplemented from time to time, an "Assignment of Earnings" and, together with any additional assignment of charter hire, drilling contract, revenues and earnings executed and delivered pursuant to Section 8.11(c), the "Assignments of Earnings"), covering all of such Credit Party's Earnings Collateral and (z) a Security Agreement in the form of Exhibit J (each, as amended, modified or supplemented from time to time, a "Security Agreement" and, together with any additional security agreements executed and delivered pursuant to Section 8.11(c), the "Security Agreements"), in each case together with:

(i) proper financing statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent desirable, to perfect the security interests purported to be created by each Assignment of Insurance, each Assignment of Earnings and each Security Agreement, in each case executed and delivered on or before the Initial Borrowing Date;

(ii) certified copies of requests for information or copies (Form UCC-11), or equivalent reports as of a recent date, listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in
         Section 5.10(i) and in such other jurisdictions in which Insurance Collateral, Earnings Collateral and Security Agreement
         Collateral are located on the Initial Borrowing Date, together with copies of such other financing statements that name any Credit Party as debtor (none of which shall cover any of the Insurance Collateral, Earnings Collateral or Security Agreement
         Collateral,  except (x) to the extent  evidencing  Permitted Liens or
         (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

(iii) evidence of the provision of notice of assignment of insurances to all underwriters, together with the receipt of any consents required by such underwriters to the extent set forth in the respective Assignment of Insurances; and

(iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by each Assignment of Insurances, each Assignment of Earnings and each Security Agreement executed and delivered on or before the Initial Borrowing Date have been taken;

and each Assignment of Earnings, each Assignment of Insurances and each Security Agreement shall be in full force and effect.

     5.11 Collateral Rig Mortgage; Certificates of Ownership; Searches; Appraisal Reports; Insurance. (a) On or before the Initial Borrowing Date, each Credit Party which holds an ownership interest in any Collateral Rig (other than the ATWOOD BEACON which will be under construction and will not be owned by a Credit Party on the Initial Borrowing Date) shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate rig registry, a first preferred mortgage (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, a "Collateral Rig Mortgage" and, together with any additional collateral rig mortgages executed and delivered pursuant to Section 8.11(c) or (d), the "Collateral Rig Mortgages"), substantially in the form of Exhibit K-I, K-II, K-III or K-IV, as applicable, with respect to each of the Collateral Rigs and such Collateral Rig Mortgage shall be effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in, and lien upon, such Collateral Rigs, subject only to Permitted Liens. Except as specifically provided above, all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to protect and preserve such security interests shall have been duly effected (or, in each case, arrangements satisfactory to the Administrative Agent shall have been made) and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent.

     (b) The Administrative Agent shall have received (x) certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of each Collateral Rig by the relevant Credit Party and (y) the results of maritime registry searches with respect to the Collateral Rig, indicating no record liens other than Liens in favor of the Collateral Agent.

     (c) The Administrative Agent shall have received class certificates from a classification society recognized by the United State Coast Guard or another internationally recognized classification society acceptable to the Administrative Agent, indicating that each Collateral Rig meets the criteria specified in Section 7.22(c) and is free of recommendations affecting class.

     (d) On or before the Initial Borrowing Date, the Administrative Agent shall have received appraisal reports of recent date in scope, form and substance, and from two independent appraisers, reasonably satisfactory to the Administrative Agent, stating the then current fair market value of each of the Collateral Rigs on an individual charter-free basis, the results of such appraisal reports (i) shall be reasonably satisfactory to the Administrative Agent and (ii) demonstrate, to the reasonable satisfaction of the Administrative Agent, that the Aggregate Collateral Rig Value on the Initial Borrowing Date is equal to or greater than $500,000,000.

     (e) On or before the Initial Borrowing Date, the Administrative Agent shall have received a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent, with respect to the insurance maintained by each Credit Party in respect of the Collateral Rig in which it holds an ownership interest (if any), together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Collateral Agent as mortgagee and (ii) otherwise conform with the insurance requirements of the respective Collateral Rig Mortgages.

     5.12 Assignment of the ATWOOD BEACON Construction Contract. On the Initial Borrowing Date, the Borrower shall have duly authorized, executed and delivered an assignment of the Borrower's rights under that certain vessel construction agreement, dated as of July 24, 2001, between the Borrower and Keppel Fels Limited (the "ATWOOD BEACON Construction Contract") relating to the construction of the ATWOOD BEACON, a KFELS MOD-V Enhanced B-Class, Jack-up drilling unit, in the form of Exhibit L (as modified, supplemented or amended from time to time, the "Assignment of Construction Contract"), covering all of the Borrower's present and future interests in the ATWOOD BEACON Construction Contract, together with:

(i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Assignment of Construction Contract;

(ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in Section 5.10(i) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully executed for filing); and

(iii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Assignment of Construction Contract have been taken.

     5.13 Adverse Change; Approvals. (a) Since September 30, 2002, nothing shall have occurred (and neither the Administrative Agent nor any of the Lenders shall have become aware of any facts or conditions not previously known to it or them) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction and the other transactions contemplated hereby shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which, in the judgment of the Administrative Agent, restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein. On the Initial Borrowing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein.

     5.14 Litigation. On the Initial Borrowing Date, there shall be no actions, suits, investigations or proceedings pending or threatened by any entity (private or governmental) (i) with respect to the Transaction, this Agreement or any other Credit Document or (ii) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     5.15 Solvency Certificate. On or before the Initial Borrowing Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer of the Parent, in the form of Exhibit M, which shall be addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date, setting forth the conclusion that, after giving effect to the Transaction and the incurrence of all the financings contemplated hereby, each of the Parent and the Borrower, on an individual basis, the Parent and its Subsidiaries, taken as a whole, and the Borrower and its Subsidiaries, taken as a whole, are not insolvent and will not be rendered insolvent by the incurrence of such indebtedness, and will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature.

     5.16 Financial Statements; Projections; Monthly Fleet Report. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received copies of the financial statements, Projections and the Monthly Fleet Report as of April 1, 2003, referred to in Sections 7.05(a), (d) and (e), respectively, which historical financial statements, Projections and Monthly Fleet Report shall be in form and substance satisfactory to the Administrative Agent.

     5.17 Intercompany Subordination Agreement. On or before the Initial Borrowing Date, the obligor and obligee in respect of any loan, advance or other extension of credit (including, without limitation, pursuant to guarantees thereof or security thereof) which are made to a Credit Party by the Parent or any Subsidiary of the Parent shall have duly authorized, executed and delivered the Intercompany Subordination Agreement in the form of Exhibit Q (as modified, supplemented or amended from time to time, the "Intercompany Subordination Agreement"), and the Intercompany Subordination Agreement shall be in full force and effect.

     5.18 Mergers. On or prior to the Initial Borrowing Date, each of Eagle Oceanics, Inc., a Delaware corporation, and Atwood Oceanics Drilling Co., a Texas corporation, shall have each merged with and into the Parent, with the Parent (in each case) being the surviving corporation, and the Administrative Agent shall have received a merger certificate evidencing each such merger.

     SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Initial Borrowing Date) is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

     6.01 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in each other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan, the Administrative Agent shall have received the Notice of Borrowing meeting the requirements of Section 1.03(a).

     (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

     The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each of the Parent and the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events occurring on the Initial Borrowing
Date) and in this Section 6 (with respect to Credit Events occurring on or after the Initial Borrowing Date) and applicable to such Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit as provided herein, each of the Parent and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction as consummated on the Initial Borrowing Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     7.01 Corporate/Limited Liability Company/Limited Partnership Status. Each of the Parent and each of its Subsidiaries (other than any Inactive Subsidiary)
(i) is a duly organized and validly existing corporation, limited liability company, limited partnership or other business entity, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     7.02 Corporate Power and Authority. Each Credit Party has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, in each case to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of any Credit Party.

     7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

     7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheet of the Parent and its Subsidiaries for the Parent's fiscal year ended on September 30, 2002, and the consolidated balance sheet of the Parent and its Subsidiaries for the Parent's fiscal quarter ended on December 31, 2002 and (in each case) the related consolidated statements of income, cash flows and shareholders' equity of the Parent and its Subsidiaries for such fiscal year or fiscal quarter ended on such dates, as the case may be, copies of which have been furnished to the
Administrative Agent and the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of the Parent and its Subsidiaries at the dates of such balance sheets and the consolidated results of the operations of the Parent and its Subsidiaries for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP consistently applied (except, in the case of the aforementioned quarterly financial statements, for normal year-end audit adjustments and the absence of footnotes).

     (b) On and as of the Initial Borrowing Date, and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (i) the sum of the assets, at a fair valuation, of each of the Parent and the Borrower, on an individual basis, of the Parent and its Subsidiaries, taken as a whole, and of the Borrower and its Subsidiaries, taken as a whole, will exceed their respective debts, (ii) each of the Parent and the Borrower, on an individual basis, the Parent and its Subsidiaries, taken as a whole, and the Borrower and its Subsidiaries, taken as a whole, have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their respective ability to pay such debts as such debts mature, and (iii) each of the Parent and the Borrower, on an individual basis, the Parent and its Subsidiaries, taken as a whole, and the Borrower and its Subsidiaries, taken as a whole, will have sufficient capital with which to conduct their respective businesses. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     (c) Except as fully  disclosed in the financial  statements  referred to in
Section 7.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Parent or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Parent and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, the Credit Parties know of no reasonable basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements or referred to in Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Parent and its Subsidiaries taken as a whole.

     (d) On and as of the Initial Borrowing Date, the Projections which have been delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Parent or the Borrower to be misleading in any material respect or which fail to take into account material information known to the Parent or the Borrower regarding the matters reported therein; it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results.

     (e) Each monthly fleet employment report (each such report, a "Monthly Fleet Report") delivered to the Administrative Agent and the Lenders prior to, on or after the Initial Borrowing Date sets forth as of the date of such report, the location, charter, term and rate for all Rigs owned and operated by the Parent and its Subsidiaries (including, without limitation, the Collateral
Rigs).

     (f) After giving effect to the Transaction (but for this purpose assuming that the Transaction and the related financing had occurred prior to September 30, 2002), since September 30, 2002, there has been no change in the property, assets, operations, liabilities, financial condition or prospects of the Parent or any of its Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     7.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Parent or the Borrower, threatened (i) with respect to the Transaction or any Credit Document or (ii) that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Parent or the Borrower in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Parent or the Borrower in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     7.08 Use of  Proceeds;  Margin  Regulations.  (a) All  proceeds of all Term
Loans shall be used (i) to consummate the Refinancing, (ii) to pay fees and expenses incurred in connection with the Transaction and (iii) to finance the completion of the construction of the ATWOOD BEACON.

     (b) (i) All proceeds of all Revolving Loans shall be used (w) to consummate the Refinancing, (x) to consummate the Reorganization, (y) to pay fees and expenses incurred in connection with the Transaction and (z) for the Parent's and its Subsidiaries' general corporate and working capital purposes and (ii) all Letters of Credit shall be issued for, and the proceeds of all Drawings under all Letters of Credit shall be utilized in connection with, the Parent's and its Subsidiaries' general corporate and working capital purposes.

     (c) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     7.09 Tax Returns and Payments. The Parent and each of its Subsidiaries have timely filed with the appropriate taxing authority all returns, statements, forms and reports for taxes (the "Returns") required to be filed by, or with respect to the income, properties or operations of, the Parent and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Parent and its Subsidiaries as a whole for the periods covered thereby. Each of the Parent and each of its Subsidiaries has paid all taxes and assessments payable by it, other than those that are being contested in good faith and adequately disclosed and fully provided for on the financial statements of the Parent and its Subsidiaries in accordance with GAAP. There is no action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Parent or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Parent or any of its Subsidiaries. Except as set forth on Schedule VI, neither the Parent nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Parent or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Parent or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Except as set forth on Schedule VI, none of the Parent or any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the Parent or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

     7.10 Compliance with ERISA. (a) Schedule VII sets forth, as of the Initial Borrowing Date, the name of each Plan. Neither the Parent nor any Subsidiary of the Parent nor any ERISA Affiliate has ever sponsored, maintained, made any contributions to or has any liability in respect of any Plan which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code; each Plan has been maintained and operated in compliance in all materials respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. No action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened. Except as would not result in a material liability, each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Parent, any Subsidiary of the Parent, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code. Under each Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due thereunder unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). Any of the Parent, any Subsidiary of the Parent or any ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Person without liability to any Person. Each of the Parent and each of its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

     (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Parent nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Parent's most recently ended fiscal year on the basis of then current actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

     7.11 The Security Documents. Each of the Security Documents creates in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Credit Parties in the Collateral described therein, subject to no other Liens other than Permitted Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document, except for filings or recordings which shall have been made (x) on or prior to the Initial Borrowing Date, in the case of filings and recordings in respect of the Collateral Rigs (other than the recording of the Collateral Rig Mortgage in respect of the ATWOOD SOUTHERN CROSS, VICKSBURG and ATWOOD BEACON), (y) on or prior to the first Business Day following the Initial Borrowing Date, in the case of the Collateral Rig Mortgage relating to the ATWOOD SOUTHERN CROSS and the VICKSBURG, or (z) on or prior to the Anticipated ATWOOD BEACON Delivery Date, in the case of the Collateral Rig Mortgage relating to the ATWOOD BEACON.

     7.12 Capitalization. On the Initial Borrowing Date, the authorized capital stock of (a) the Parent consists of (i) 20,000,000 shares of common stock, $1.00 par value per share, of which 13,845,051 shares are issued and outstanding and
(ii) 1,000,000 shares of preferred stock (of which 500,000 shares have been designated as Series A Junior Participating Preferred), no par value per share, none of which shares are issued and outstanding and (b) the Borrower consists of 1,000 shares of common stock, $1.00 par value per share, of which 127 shares are issued and outstanding. All such outstanding equity interests have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. Except for (x) rights in respect of the equity interests of the Parent that are convertible at the option of the holder thereof into common stock of the Parent and (y) rights to receive equity interests of the Parent in accordance with the Rights Plan, neither the Parent nor the Borrower has any outstanding securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls in respect of, the capital stock of the Parent or the Borrower, as the case may be.

     7.13 Subsidiaries. On the Initial Borrowing Date, the Parent will have no Subsidiaries other than those Subsidiaries listed on Schedule VIII (which
Schedule identifies the correct legal name, direct owner, percentage ownership, each Subsidiary which is a Material Subsidiary and jurisdiction of organization of each such Subsidiary on the Initial Borrowing Date).

     7.14 Compliance with Statutes, etc. Each of the Parent and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.15 Investment Company Act. Neither the Parent nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     7.16 Public Utility Holdings Company Act. Neither the Parent nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

     7.17 Environmental Matters. (a) Each of the Parent and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of the Parent or the Borrower, threatened Environmental Claims against the Parent or any of its Subsidiaries or any Rig, Real Property or other facility owned, leased or operated by the Parent or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Parent or any of its Subsidiaries of any Rig, Real Property or other facility formerly owned, leased or operated by the Parent or any of its Subsidiaries but no longer owned, leased or operated by the Parent or any of its Subsidiaries). All licenses, permits, registrations or approvals required for the business of the Parent and each of its Subsidiaries under any Environmental Law have been secured and the Parent and each of its Subsidiaries is in compliance therewith. To the best knowledge of the Parent and its Subsidiaries, there are no facts, circumstances, conditions or occurrences in respect of any Rig, Real Property or other facility owned or operated by the Parent or any of its Subsidiaries that is reasonably likely (i) to form the basis of an Environmental Claim against the Parent, any of its Subsidiaries or any Rig, Real Property or other facility owned by the Parent or any of its Subsidiaries, or (ii) to cause such Rig, Real Property or other facility to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

     (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Rig, Real Property or other facility owned, leased or operated by the Parent or any of its Subsidiaries during the time of such ownership, lease or operation by the Parent or any of its Subsidiaries or, to the knowledge of the Parent or any of its Subsidiaries, prior or subsequent to the time of such ownership, lease or operation by the Parent or any of its Subsidiaries. To the knowledge of the Parent and its Subsidiaries, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any property adjoining or adjacent to any Real Property or other facility, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim.

     (c) All of the Rigs comply with all applicable international conventions, national, federal, state and other governmental laws and regulations. The Parent and its Subsidiaries have made all required payments and contributions to statutory environmental insurance schemes and other environmental insurance schemes applicable to the Parent and its Subsidiaries and customary for the business and operations conducted by them.

     7.18 Labor Relations. Neither the Parent nor any of its Subsidiaries is engaged in any unfair labor practice that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Parent or any of its Subsidiaries or, to the Parent's or the Borrower's knowledge, threatened against any of them before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Parent or any of its Subsidiaries or, to the Parent's or the Borrower's knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Parent or any of its Subsidiaries or, to the Parent's or the Borrower's knowledge, threatened against the Parent or any of its Subsidiaries and (iii) no union representation proceeding pending with respect to the employees of the Parent or any of its Subsidiaries, except (with respect to the matters specified in clauses (i), (ii) and (iii) above) as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.19 Patents, Licenses, Franchises and Formulas. Each of the Parent and each of its Subsidiaries owns, or has the right to use, all material patents, trademarks, trade secrets, service marks, trade names, copyrights, licenses, franchises and formulas, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others, except for such failures and conflicts which could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     7.20 Indebtedness. Schedule IX sets forth a list of all Indebtedness (excluding the Obligations and other items of Indebtedness that are independently justified under Section 9.04 (other than under clause (iii) thereof)) of the Parent and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (the "Existing Indebtedness"), in each case (other than in the case of loans made by the Parent to its Subsidiaries) showing the aggregate principal amount thereof and the name of the borrower and any other entity which directly or indirectly guarantees such debt.

     7.21 Insurance. Schedule X sets forth a list of all insurance maintained by each Credit Party as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

     7.22 Collateral Rigs. (a) The name, registered owner and official number, and jurisdiction of registration and flag of each Collateral Rig is set forth on
Schedule XI. Except as set forth on Schedule XI, each Collateral Rig is operated in all material respects in compliance with all applicable law, rules and regulations (including, without limitation, in the case of each Collateral Rig that is classified on the Initial Borrowing Date, compliance in all material respects with all requirements of such classification as required by the United States Coast Guard or other internationally recognized classification society acceptable to the Administrative Agent). Each Collateral Rig is covered by all such insurance as is required in accordance with the requirements of the respective Collateral Rig Mortgage.

     (b) The Borrower and each other Credit Party which owns or operates one or more Collateral Rigs is qualified to own and operate such Collateral Rig under the laws of either the United States, the Republic of Panama, Commonwealth of Australia or the Republic of the Marshall Islands, as may be applicable, based upon the registry of such Collateral Rig, or such other jurisdiction in which any such Collateral Rigs are permitted to be flagged in accordance with the terms of the respective Collateral Rig Mortgages.

     (c) Each Collateral Rig is classified in the highest class available for rigs of its age and type with the United States Coast Guard or another internationally recognized classification society acceptable to the Administrative Agent, free of any conditions or recommendations, other than as permitted under the Collateral Rig Mortgage related thereto.

     7.23 Properties. The Parent and each of its Subsidiaries have good and marketable title to all properties owned by them, including all property reflected in Schedule XI and in the balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

     7.24 Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; etc. Schedule XII sets forth, as of the Initial Borrowing Date, the legal name of the Parent, the Borrower and each Subsidiary Guarantor, the type of organization of the Parent, the Borrower and each Subsidiary Guarantor, whether or not the Parent and each Subsidiary Guarantor that is a Domestic Subsidiary is a registered organization, the jurisdiction of organization of the Parent, the Borrower and each Subsidiary Guarantor and the organizational identification number (if any) of the Parent and each Subsidiary Guarantor that is a Domestic Subsidiary.

     SECTION 8. Affirmative Covenants. The Parent and the Borrower hereby covenant and agree that on and after the Initial Borrowing Date and until the Total Commitment has been terminated and no Letters of Credit or Notes are outstanding and all Loans, together with interest, Fees and all other Obligations (other than indemnities described in Section 14.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

     8.01 Information Covenants. The Parent and the Borrower will furnish to the Administrative Agent, with sufficient copies for each of the Lenders:

     (a) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Parent, (i) the consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year and comparable budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 8.01(f), all of which shall be certified by an Authorized Representative of the Parent that they fairly present in all material respects in accordance with GAAP the financial condition of the Parent and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period.

     (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Parent, (i) the consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by PriceWaterhouseCoopers or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Parent and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default relating to financial or accounting matters, which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature and period of existence thereof (it being understood that such accounting firm shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violations), and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

     (c) Appraisal Reports. Together with the delivery of the financial statements described in Section 8.01(b) for each fiscal year of the Parent (beginning with its fiscal year ending September 30, 2003), and, upon a Default or Event of Default and during the continuance thereof, within 30 days after the written request of the Administrative Agent, two appraisal reports of recent date in form and substance and from two independent appraisers reasonably satisfactory to the Administrative Agent, each stating the then current fair market value (and each current fair market value used in such determination) of each of the Collateral Rigs on an individual charter-free basis. All such appraisals shall be arranged by, and made at the expense of, the Borrower.

     (d) Monthly Fleet Report and Contract Reports. Within 30 days following the end of each month, (i) the Monthly Fleet Report of the Parent and its Subsidiaries setting forth the location, charter, term and rate for all offshore drilling rigs owned and operated by the Parent and its Subsidiaries (including, without limitation, the Collateral Rigs) as of the last day of such month and
(ii) a report (the "Contract Report") on the status of all material contracts of the Parent and its Subsidiaries (including, without limitation, the ATWOOD BEACON Construction Contract) as of the last day of such month.

     (e)  Management   Letters.   Promptly  after  the  Parent  or  any  of  its
Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

     (f) Budgets. No later than 30 days following the first day of each fiscal year of the Parent (beginning with the Parent's fiscal year commencing on October 1, 2003), a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets for the Parent and its Subsidiaries on a consolidated basis) (i) for each of the four quarters of such fiscal year prepared in detail and (ii) for the three immediately succeeding fiscal years prepared in summary form, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budget is based.

     (g) Officer's Certificates. (I) At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a compliance certificate from an Authorized Representative of the Parent in the form of Exhibit N certifying on behalf of the Parent and the Borrower that, to the best of such Authorized Representative's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether the Parent and its Subsidiaries were in compliance with the provisions of Sections 9.02(x)(B)(III), 9.04(vi), 9.05(xii) and 9.07 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be, (ii) set forth the obligor, the obligee and the principal amount outstanding of each performance bond, surety bond, appeal bond or custom bond permitted under Section 9.04(vi) with a principal amount outstanding of $1,000,000 or more, and (iii) certify that there have been no changes to any of Schedule XII, Annexes A through E, inclusive, of the U.S. Pledge Agreement or any equivalent annexes or schedules to any other Security Document, in each case since the Initial Borrowing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(g), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Parent and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

     (II) At the time of any Collateral Disposition, a certificate of an Authorized Representative of the Parent, which certificate shall (i) certify on behalf of the Parent and the Borrower that the most recent appraisal reports delivered to the Lenders pursuant to Section 8.01(c) can be used to accurately determine the (x) average appraised value of the Collateral Rig or Collateral Rigs subject to such Collateral Disposition and (y) the Aggregate Collateral Rig Value after giving effect to such Collateral Disposition and (ii) set forth the calculations required to establish compliance with the provisions of Sections 3.03(d), 4.02(c) and 9.11 after giving effect to such Collateral Disposition.

(h) Notice of Default, Litigation or Event of Loss. Promptly, and in any event within three Business Days after the Parent or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Parent and the Borrower propose to take with respect thereto, (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Parent or any of its Subsidiaries which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (y) with respect to the Transaction or any Credit Document, (iii) any Event of Loss in respect of any Collateral Rig and (iv) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

(i) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and other information and reports, if any, which the Parent or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders (or any trustee, agent or other representative therefor) of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

(j) Environmental Matters. Promptly upon, and in any event within five Business Days after, the Parent or any of its Subsidiaries obtains knowledge thereof, written notice of any of the following environmental matters occurring after the Initial Borrowing Date, except to the extent that such environmental matters could not, either individually or when aggregated with all other such environmental matters, reasonably be expected to have a Material Adverse Effect:

(i) any Environmental Claim pending or threatened in writing against the Parent or any of its Subsidiaries or any Rig, Real Property or other facility owned, leased, operated or occupied by the Parent or any of its Subsidiaries;

(ii) any condition or occurrence on or arising from any Rig or property owned, leased, operated or occupied by the Parent or any of its Subsidiaries that (a) results in noncompliance by the Parent or such Subsidiary with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Parent or any of its Subsidiaries or any such Rig, Real Property or other facility;

(iii) any condition or occurrence on any Rig, Real Property or other facility owned, leased, operated or occupied by the Parent or any of its Subsidiaries that could reasonably be expected to cause such Rig, Real Property or other facility to be subject to any restrictions on the ownership, occupancy, use or transferability by the Parent or such Subsidiary of such Rig, Real Property or other facility under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Rig, Real Property or other facility owned, leased, operated or occupied by the Parent or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that, in any event the Parent shall deliver to the Administrative Agent all notices received by the Parent or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA or OPA which identify the Parent or any of its Subsidiaries as potentially responsible parties for remediation costs or otherwise notify the Parent or any of its Subsidiaries of potential liability under CERCLA or OPA, as the case may be.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Parent's or such Subsidiary's response thereto. In addition, the Parent will provide the Administrative Agent with copies of all communications with any government or governmental agency and all communications with any other Person relating to any Environmental Claim of which notice is required to be given pursuant to this Section 8.01(j), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Administrative Agent or the Required Lenders.

     (k) Other Information. Promptly after the filing or delivery thereof, copies of any filings and registrations with, and reports to, the SEC by the Parent or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the Parent or any of its Subsidiaries shall send generally to holders of their capital stock or of any of its Indebtedness, in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

     8.02 Books, Records and Inspections. (a) The Parent will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity in all material respects with GAAP and all requirements of law, shall be made of all dealings and transactions in relation to its business. The Parent will, and will cause each of its
Subsidiaries to, permit officers and designated representatives of the Administrative Agent and the Lenders as a group to visit and inspect, under guidance of officers of the Parent or any of its Subsidiaries, any of the properties of the Parent or its Subsidiaries, and to examine the books of account of the Parent or such Subsidiaries and discuss the affairs, finances and accounts of the Parent or such Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may request.

     (b) At a date to be mutually agreed upon between the Administrative Agent and the Parent occurring on or prior to the 120th day after the close of each fiscal year of the Parent, the Parent will, at the request of the Administrative Agent, hold a meeting with all of the Lenders at which meeting will be reviewed the financial results of the Parent and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of the Parent.

     8.03 Maintenance of Property; Insurance. (a) The Parent will, and will cause each of its Subsidiaries to, (i) keep all material property necessary to the business of the Parent and its Subsidiaries in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) maintain with financially sound and reputable insurance companies insurance on the Collateral Rigs and other properties of the Parent and its Subsidiaries in at least such amounts and against all such risks as is consistent and in accordance with normal industry practice for similarly situated insureds and (iii) furnish to the Administrative Agent, at the written request of the Administrative Agent or any Lender, a complete description of the material terms of insurance carried. In addition to the requirements of the immediately preceding sentence, the Parent will at all times cause insurance of the types described in Schedule X to (i) be maintained (with the same scope of coverage as that described in Schedule X) at levels which are at least as great as the respective amount described on Schedule X and (ii) comply with the insurance requirements of each Collateral Rig Mortgage and the other Security Documents.

     (b) The Parent will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Parent and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent,
(iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors, and (iv) shall be deposited with the Collateral Agent.

     (c) If the Parent or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 8.03, or if the Parent or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

     8.04 Existence; Franchises. The Parent will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence (except to the extent that to do so would result in any Subsidiary of the Parent forgoing any right or power which, under applicable law, it may not forgo) and its material rights, franchises, licenses, permits, copyrights, trademarks and patents (if any) used in its business; provided, however, that nothing in this Section 8.04 shall prevent (i) sales or other dispositions of assets, consolidations, mergers, dissolutions or liquidations by or involving the Parent or any of its Subsidiaries which are permitted in accordance with Section 9.02 or (ii) the withdrawal by the Parent or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     8.05 Compliance with Statutes, etc. The Parent will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     8.06 Compliance with Environmental Laws. (a) The Parent will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws and permits applicable to, or required by, the ownership, lease, or use of any Rig, Real Property or other facility now or hereafter owned, operated, leased, or occupied by the Parent or any of its Subsidiaries, and will pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and will keep or cause to be kept each such Rig and all such Real Property or other facilities free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Parent nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Rig, Real Property or other facility now or hereafter owned, operated, leased or occupied by the Parent or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any ports, Rigs, Real Properties or other facilities except in compliance in all material respects with all applicable Environmental Laws and as reasonably required by the trade in connection with the operation, use and maintenance of any such property or otherwise in connection with their businesses. The Parent will, and will cause each of its Subsidiaries to, maintain insurance on the Rigs, Real Properties and other facilities in at least such amounts as are in accordance with normal industry practice for similarly situated insureds, against losses from oil spills and other environmental pollution.

     (b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the Borrower's sole cost and expense, an environmental assessment of any Rig by the United States Coast Guard or another internationally recognized classification society acceptable to the Administrative Agent. If the United States Coast Guard or such other internationally recognized classification society, in its assessment, indicates that such Rig is not in compliance with the Environmental Laws, the United States Coast Guard or such other internationally recognized society shall set forth potential costs of the remediation of such non-compliance; provided that, such request may be made only if (i) there has occurred and is continuing a Default or an Event of Default or (ii) the Administrative Agent or the Required Lenders reasonably and in good faith believe that the Parent, any of its Subsidiaries or any such Rig is not in compliance with Environmental Law and such non-compliance could reasonably be expected to have a Material Adverse Effect or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against the Parent or any of its Subsidiaries or any such Rig. If the Parent fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Parent shall grant and hereby grants to the Administrative Agent and the Lenders and their agents access to such Rig and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

     8.07 ERISA. As soon as possible and, in any event, within ten (10) days after the Parent, any Subsidiary of the Parent or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Parent will deliver to each of the Lenders a certificate of an Authorized Representative of the Parent setting forth the full details as to such occurrence and the action, if any, that the Parent, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Parent, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with any government agency, or a Plan participant and any notices received by the Parent, such Subsidiary or ERISA Affiliate from any government agency, or a Plan participant with respect thereto: that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; or that the Parent or any Subsidiary of the Parent may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Upon request by the Administrative Agent or any Lender, the Parent will deliver to the Administrative Agent or each such Lender, as the case may be, a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to any government agency, and any notices received by the Parent, any Subsidiary of the Parent or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan from any government or governmental agency shall be delivered to the Lenders no later than ten (10) days after the date such records, documents and/or information has been furnished to any government agency or such notice has been received by the Parent, the Subsidiary or the ERISA Affiliate, as applicable. The Parent and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a Material Adverse Effect.

     8.08 End of Fiscal Years; Fiscal Quarters. The Parent will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on September 30 of each year (provided that Atwood Offshore, Inc.'s fiscal year may end on December 31 so long as such Person is dissolved prior to June 30, 2003) and (ii) each of its and its Subsidiaries' fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

     8.09 Performance of Obligations. The Parent will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     8.10 Payment of Taxes. The Parent will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Parent or any of its Subsidiaries not otherwise permitted under Section 9.01(i); provided that, neither the Parent nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

     8.11 Additional Security; Additional Guarantors; Further Assurances. (a) The Parent will, and will cause each of its Subsidiaries to, (x) at any time and from time to time, at the expense of the Parent or such other Subsidiary, promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that the Administrative Agent may reasonably require, to perfect and protect any Lien granted or purported to be granted hereby or by the other Credit Documents, or to enable the Collateral Agent to exercise and enforce its rights and remedies with respect to any Collateral and (y) at the time of the Reorganization or any portion thereof, at the expense of the Parent or such other Subsidiary, promptly execute any further documents, financing statements, agreements and instruments, and take all further actions that may be required under applicable law, which the Collateral Agent may reasonably request, in order to preserve, protect and maintain the security interests created or intended to be created by the Security Documents. Without limiting the generality of the foregoing, the Parent will execute and file, or cause to be filed, such financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), or amendments thereto, such amendments or supplements to any Collateral Rig Mortgage, and such other instruments or notices, as may be reasonably necessary, or that the Administrative Agent may reasonably require, to protect and preserve the Liens granted or purported to be granted hereby and by the Credit Documents.

(b) The Parent and the Borrower hereby authorize the Collateral Agent to file one or more financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of the Parent or any other Credit Party, where permitted by law. The Collateral Agent will promptly send the Parent a copy of any financing or continuation statements which it may file without the signature of the Parent or any other Credit Party and the filing or recordation information with respect thereto.

     (c) In the event that the Borrower elects to grant an additional Rig or Rigs as collateral to the Collateral Agent for the benefit of the Secured Creditors pursuant to the proviso to Section 9.11, the appropriate Person shall
(i) duly authorize, execute and deliver, and cause to be recorded in the appropriate vessel registry, a first preferred mortgage substantially in the form of Exhibit K-I, K-II, K-III or K-IV, as applicable and such Collateral Rig Mortgage shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a legal, valid and enforceable first priority security interest in, and lien upon, such additional Rig or Rigs, subject only to Permitted Liens, (ii) deliver to the Collateral Agent a new assignment of insurances, assignment of earnings and security agreement substantially in the form of Exhibit H, Exhibit I and Exhibit J, respectively, in respect of such additional Rig or Rigs being granted, and such Assignment of Insurances, Assignment of Earnings and Security Agreement shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a legal, valid and enforceable first priority interest in, and lien upon, Insurance Collateral, Earnings Collateral and Security Agreement Collateral referred to in the applicable Security Document, (iii) deliver to the Collateral Agent such opinions of counsel, corporate documents and proceedings and officer's certificates as would have been required to deliver pursuant to
Section 5 of this Agreement had such Rig or Rigs constituted a Collateral Rig on the Initial Borrowing Date, (iv) deliver to the Collateral Agent a certificate of ownership in respect of such Rig or Rigs from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of the respective Rig by the appropriate Person and the results of maritime registry searches with respect to such Rig, indicating no record liens other than Liens in favor of the Collateral Agent, (v) deliver to the Administrative Agent appraisal reports of recent date in scope, form and substance, and from two independent appraisers, reasonably satisfactory to the Administrative Agent, each stating the then current fair market value of the respective Rig, the results of which shall be reasonably satisfactory to the Administrative Agent, and (vi) deliver to the Administrative Agent a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the appropriate Person in respect of such Rig, together with a certificate from such broker certifying that such insurances (x) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Collateral Agent and the Secured Creditors and (y) conform with the insurance requirements of the Collateral Rig Mortgage thereon.

     (d) The Borrower shall use its best commercial efforts to ensure that possession and ownership of the ATWOOD BEACON is transferred by Keppel Fels Limited to the Borrower on or before June 30, 2003 (the date of such transfer, the "Anticipated ATWOOD BEACON Delivery Date"). On or before the Anticipated ATWOOD BEACON Delivery Date, the Borrower shall (i) have caused a first preferred mortgage substantially in the form of Exhibit K-IV in respect of the ATWOOD BEACON to be filed in the appropriate recording office for the Republic of the Marshall Islands (or another jurisdiction approved by the Administrative Agent) and such Collateral Rig Mortgage shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a legal, valid and enforceable first priority security interest in and lien upon such Collateral Rig, subject only to Permitted Liens, (ii) deliver to the Collateral Agent a new assignment of insurances, assignment of earnings and security agreement substantially in the form of Exhibit H, Exhibit I and Exhibit J, respectively, and each such Assignment of Insurances, Assignment of Earnings and Security Agreement shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a legal, valid and enforceable first priority interest in, and lien upon, the Insurance Collateral, Earnings Collateral and Security Agreement Collateral referred to in the applicable Security Document, (iii) deliver to the Collateral Agent such opinions of counsel, corporate documents and proceedings and officer's certificates as would have been required to deliver pursuant to Section 5 of this Agreement had the ATWOOD BEACON been possessed and owned by a Credit Party and constituted a Collateral Rig on the Initial Borrowing Date, (iv) deliver to the Collateral Agent a certificate of ownership in respect of the ATWOOD BEACON from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of the ATWOOD BEACON by the appropriate Person and the results of maritime registry searches with respect to such Collateral Rig, indicating no record liens other than Liens in favor of the Collateral Agent, (v) deliver to the Administrative Agent appraisal reports of recent date in scope, form and substance, and from two independent appraisers, reasonably satisfactory to the Administrative Agent, each stating the then current fair market value of the ATWOOD BEACON, the results of which shall be reasonably satisfactory to the Administrative Agent, and (vi) deliver to the Administrative Agent a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the appropriate Person in respect of the ATWOOD BEACON, together with a certificate from such broker certifying that such insurances (x) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Collateral Agent and the Secured Creditors and (y) conform with the insurance requirements of the respective Collateral Rig Mortgage thereon.

     (e) (I) If at any time any Subsidiary of the Parent becomes a Material Subsidiary, such Material Subsidiary shall be required to execute and deliver counterparts of (or, if requested by the Administrative Agent or the Collateral Agent, a Joinder Agreement in respect of) the U.S. Subsidiaries Guaranty (and/or, in the case of Foreign Subsidiaries of the Parent, upon the request of the Administrative Agent and based on advice of local counsel, such Foreign Subsidiaries Guaranties as would have been entered into by the respective Material Subsidiary if same had been a Subsidiary Guarantor on the Initial Borrowing Date (determined in accordance with the criteria described in Section 5.08)), and in each case shall take all actions in connection therewith as would otherwise have been required to be taken pursuant to Section 5 if such Subsidiary had been a Credit Party on the Initial Borrowing Date. The Parent and the Borrower agree that each action required above by this Section 8.11(e)(I) shall be completed contemporaneously with (or within 10 days of) such Subsidiary becoming a Material Subsidiary.

     (II) If at any time any Subsidiary of the Parent becomes a Pledgor, such Pledgor shall be required to execute and deliver counterparts of (or, if requested by the Administrative Agent or the Collateral Agent, a Joinder Agreement in respect of) the U.S. Pledge Agreement (and/or, in the case of Foreign Subsidiaries of the Parent, upon the request of the Administrative Agent and based on advice of local counsel, such Foreign Pledge Agreements as would have been entered into by the respective Pledgor if same had been a Pledgor on the Initial Borrowing Date (determined in accordance with the criteria described in Section 5.09)), and in each case shall take all actions in connection therewith as would otherwise have been required to be taken pursuant to Section 5 if such Subsidiary had been a Pledgor on the Initial Borrowing Date. The Parent and the Borrower agree that each action required above by this Section 8.11(e)(II) shall be completed contemporaneously with (or within 10 days of) such Subsidiary becoming a Pledgor.

     (f) The Parent will cause each obligor and obligee of any loan, advance or other extension of credit (including, without limitation, pursuant to guarantees thereof or security thereof), in each case, made to a Credit Party by the Parent or any Subsidiary of the Parent prior to the extension or incurrence of such loan, advance or other extension of credit, to execute and deliver to the Administrative Agent the Intercompany Subordination Agreement (or, if requested by the Administrative Agent, a Joinder Agreement in respect of the Intercompany Subordination Agreement) and, in connection therewith, promptly execute and deliver all further instruments, and take all further action, that the Administrative Agent may reasonably require.

     8.12 Use of Proceeds. The Borrower will use Letters of Credit and the proceeds of the Loans only as provided in Section 7.08.


     8.13 Ownership. The Parent shall directly or indirectly own 100% of the capital stock or other equity interests of the Borrower and each Subsidiary Guarantor (other than, (i) in the case of Foreign Subsidiaries which are Subsidiary Guarantors (excluding Atwood Australia), directors' qualifying shares and other nominal amounts held by local nationals, in each case to the extent required by applicable law and (ii) in the case of Atwood Australia, a single share held by a nominee in trust).

     8.14 Permitted Acquisitions.  (a) Subject to the provisions of this Section
8.14 and the requirements contained in the definition of Permitted Acquisition, the Parent, and its Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Parent shall have given to the Administrative Agent and the Lenders at least 10 Business Days' (or such shorter period of time as may be reasonably acceptable to the Administrative Agent) prior written notice of any Permitted Acquisition, which notice shall describe in reasonable detail the principal terms and conditions of such
Permitted Acquisition; (iii) the Parent shall have provided to the Administrative Agent and the Lenders as soon as available but not later than five Business Days (or such shorter period of time as may be reasonably acceptable to the Administrative Agent) after the execution thereof, a copy of any executed purchase agreement or similar agreement (and the exhibits and schedules thereto) with respect to each such Permitted Acquisition; (iv) the Lenders shall have received (x) in the case of a proposed Permitted Acquisition in which the aggregate consideration is at least $20,000,000, audited year end financial statements for at least the previous two fiscal years and interim unaudited financial statements for the then current fiscal year of the Acquired Entity or Business being acquired pursuant to such proposed Permitted Acquisition and (y) in the case of each proposed Permitted Acquisition, a pro forma consolidated balance sheet of the Parent and its Subsidiaries as of the last day of the most recently ended fiscal quarter of the Parent and a pro forma consolidated statement of income of the Parent and its Subsidiaries for the most recently ended four fiscal quarter period, in each case on a Pro Forma Basis after giving effect to such proposed Permitted Acquisition; (v) calculations are made by the Parent showing compliance with the financial covenants contained in Sections 9.07 through 9.10, inclusive, for the respective Calculation Period on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the respective Permitted Acquisition had occurred on the first day of such Calculation Period; (vi) based on good faith projections prepared by an Authorized Representative of the Parent for the period from the date of the consummation of the respective Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the financial covenants set forth in Sections 9.07 through 9.10, inclusive, shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in such Sections 9.07 through 9.10, inclusive, as compliance with such financial covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (vii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the respective Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (viii) the Administrative Agent shall be satisfied in its sole discretion that the proposed Permitted Acquisition could not reasonably be expected to result in a material increase in tax (other than taxes on earnings generated by the relevant Permitted Acquisition), ERISA, environmental or other contingent liabilities with respect to the Parent or any of its Subsidiaries; and (ix) the Parent shall have delivered to the Administrative Agent and each Lender a certificate executed by an Authorized
Representative of the Parent, certifying to the best of such Authorized Representative's knowledge, compliance with the requirements of preceding clauses (i) through (viii), inclusive, and containing the calculations (in reasonable detail) required by preceding clauses (v) and (vi).

     (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Material Subsidiary, or the acquisition of capital stock or other equity interest of any Person, the capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.

     (c) The Parent will cause each Material Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by, Section 9.15, to the reasonable satisfaction of the Administrative Agent.

     (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Parent and the Borrower that the certifications pursuant to this Section 8.14 are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

     SECTION 9. Negative Covenants. The Parent and the Borrower hereby covenant and agree that on and after the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has been terminated, no Letters of Credit or Notes are outstanding and all Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 14.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

     9.01 Liens. The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Parent or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Parent or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that, the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

(i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(ii) Liens in respect of property or assets of the Parent or any of its Subsidiaries imposed by law, incurred in the ordinary course  of  business  and  do  not  secure  Indebtedness  for
         borrowed  money,  such  as  maritime   privileges,   carriers',
         warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business and which are in existence less than 120 days from the date of creation thereof, and (x) which do not in the aggregate materially detract from the value of the Parent's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Parent or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule XIII, and any renewals, replacements and extensions thereof, provided that, the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding (or in the case of a revolving credit facility, from that aggregate amount committed by the respective lenders thereunder) on the Initial Borrowing Date, less any repayments of principal thereof (and, in the case of a revolving credit facility, less any reduction in the commitments thereunder) made (or effected) on or after the Initial Borrowing Date;

(iv)     Liens created pursuant to the Security Documents;

(v)      Liens placed upon equipment,  machinery or Rigs (other than Collateral
         Rigs) acquired or constructed, in each case, after the Initial Borrowing Date and used in the ordinary course of business of the Parent or any of its Subsidiaries and placed at the time of the acquisition or construction thereof by the Parent or such Subsidiary or within one year after such acquisition or the completion of such construction, as the case may be, to secure Indebtedness incurred to pay all or a portion of the purchase price or construction cost thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition or construction of any such equipment, machinery or Rigs or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that, (x) the Indebtedness secured by such Liens is permitted by Section 9.04(viii), (y) the Indebtedness secured thereby does not exceed 100% of the cost of such equipment, machinery or Rigs at the time of such acquisition or construction, including transaction costs incurred by the Parent or any Subsidiary of the Parent in connection with such acquisition or construction and (z) in all events, the Lien encumbering such equipment, machinery or Rigs (and related accounts receivable and other general intangibles) so acquired or constructed does not encumber any other property or asset of the Parent or any Subsidiary of the Parent;

(vi) Liens placed upon assets of the Parent or any of its Subsidiaries not otherwise subject to any Liens (including any Liens created pursuant to the Security Documents), in connection with Material Upgrades to such assets commenced after the Initial Borrowing Date, and placed at the time of the completion of such Material Upgrade by the Parent or such Subsidiary or within one year after the completion of such Material Upgrade to secure Indebtedness incurred to pay all or a portion of such Material Upgrade or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that, (x) the Indebtedness secured by such Liens is permitted by
         Section 9.04(viii), (y) the Indebtedness secured thereby does not exceed 100% of the cost of such Material Upgrade and (z) in all events, the Lien encumbering the assets subject to such Material Upgrade does not encumber any other property or asset of the Parent or any Subsidiary of the Parent;

(vii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the ordinary conduct of the business of the Parent or any of its Subsidiaries;

(viii) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

(ix) Liens arising out of the existence of judgments or awards in respect of which the Parent or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that, the aggregate amount of all cash (including the stated amount of all letters of credit) and the fair market value of all other property subject to such Liens does not exceed $10,000,000 at any time outstanding;

(x) statutory and common law landlords' liens under leases to which the Parent or any of its Subsidiaries is a party;

(xi) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with, workmen's compensation claims, unemployment insurance, and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds, maritime liens and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money), provided that, the aggregate amount of all cash and the fair market value of all other property subject to all Liens permitted by this clause (xi) shall not at any time exceed $500,000; and

(xii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Parent in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that, (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(viii), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries.

In connection  with the granting of Liens described in this Section 9.01 by the Parent or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

     9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Parent will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger or consolidation, or convey, sell, lease, charter or otherwise dispose of all or any part of its property or assets, or any of the Collateral or enter into any sale-leaseback transactions, or purchase, lease, charter or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

(i) Investments by the Parent and its Subsidiaries shall be permitted in accordance with Section 9.05;

(ii) each of the Parent and its Subsidiaries may sell any Rigs (and any related equipment and spare parts), provided that, (v) no Default or Event of Default is then in existence or would result from each such sale, (w) each such sale is made at least at fair market value (as determined (A) in the case of Collateral Rigs, in accordance with the appraisal reports most recently delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 8.01(c) or (B) in the case of Rigs other than Collateral Rigs, in good faith by the Board of Directors of the Parent), (x) 100% of the consideration in respect of each such sale shall consist of cash or Cash Equivalents received by the Parent or the respective Subsidiary of the Parent which owned such Rig on the date of consummation of each such sale, (y) the Net Cash
         Proceeds received from each such sale of a Collateral Rig shall be applied as required by Section 4.02(a) (if applicable)
         (after giving effect to any required  reduction in the Total
         Revolving Loan Commitment pursuant to Section 3.03(d)) to repay outstanding Revolving Loans and Section 4.02(c) to repay outstanding Term Loans, and (z) the Parent shall have delivered to the Administrative Agent an officer's certificate, certified by an Authorized Representative of the Parent, (I) certifying that preceding clauses (v) through (x) and, in the case of a Collateral Rig, clause (y), in each case, of this Section
         9.02(ii) have been or will be satisfied, and demonstrating pro forma compliance (after giving effect to such disposition and, in the case of calculations involving the appraised value of Collateral Rigs, using valuations consistent with the appraisal reports most recently delivered to the Administrative
         Agent (or obtained by the Administrative  Agent) pursuant to
         Section  8.01(c)) with each of the covenants set forth in Sections
         9.07 through 9.11,  inclusive,  for the most recently ended
         Test Period (or at the time of such sale, as applicable) and demonstrating projected compliance with each of the covenants set forth in Sections 9.07 through 9.11, inclusive, for the one year period following such disposition, in each case setting forth the calculations required to make such determination in reasonable detail;

(iii) any Subsidiary of the Parent may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04(viii));

(iv) any Subsidiary of the Parent may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing transaction);

(v) the Parent and any of its Subsidiaries (other than the Borrower) may sell or otherwise transfer all or any part of its business, properties or assets to the Borrower or any Subsidiary Guarantor, in each case so long as all actions necessary or desirable to preserve, protect and maintain the security interest and Lien of the Collateral Agent in any Collateral involved in any such transaction are taken to the satisfaction of the Collateral Agent;

(vi) any Subsidiary of the Parent (other than the Borrower) may merge with and into, or be dissolved or liquidated into, the Borrower, any Subsidiary Guarantor or any other Subsidiary of the Parent, so long as (w) in the case of any such merger, dissolution or liquidation involving the Borrower, the Borrower is the surviving corporation of any such merger, dissolution or liquidation, (x) except as provided in preceding clause (w), in the cases of any such merger, dissolution or liquidation involving a Subsidiary Guarantor, a Subsidiary Guarantor is the surviving corporation of any such merger, dissolution or liquidation, and (y) in all cases, the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

(vii) any Subsidiary of the Parent may enter into demise, bareboat, time, voyage and other charter or lease arrangements pursuant to which any such Subsidiary charters or leases out a Rig to another Subsidiary of the Parent or to a third Person, in each case so long as (x) such arrangements are entered into in the ordinary course of business and consistent with past practices, (y) such arrangements do not materially impair the value of the Rig or Rigs subject to such arrangements and (z) such arrangements involving any Collateral Rigs do not impair the security interest of the Collateral Agent in such Collateral Rigs (or the ability of the Collateral Agent to foreclose on each Collateral Rig or exercise its remedies in respect thereof, in each case free of such arrangements) and such arrangements are subject in all respects to the Collateral
         Agent's Lien on such Collateral Rigs;

(viii) any Subsidiary of the Parent that is not a Credit Party may sell or otherwise transfer all or any part of its business, properties or assets to any Wholly-Owned Subsidiary of the Parent;

(ix)     the Reorganization shall be permitted; and

(x) any Subsidiary of the Parent may (A) sell obsolete, uneconomic or worn-out equipment or materials in the ordinary course of business and
         (B) sell assets (other than Rigs) to the extent not otherwise permitted by this Section 9.02, provided that, (I) 100% of the consideration received by such Subsidiary of the Parent is in the form of cash which is received at the time of each such sale, (II) such assets are sold in the ordinary course of business and (III) the aggregate sale proceeds from all assets subject to sales permitted by this Section 9.02(x)(B) shall not exceed $500,000 in any fiscal year of the Parent;

(xi) the Parent and its Subsidiaries may sell their ownership interests in Rig 200 to Helmerich and Payne, Inc.; and

(xii) so long as no Default or Event of Default then exists or would result therefrom, Inactive Subsidiaries of the Parent may be liquidated or dissolved from time to time, so long as (x) the Parent determines that such liquidation is not adverse to the interests of the Lenders and (y) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents shall remain in full force and effect (to at least the same extent as in effect immediately prior to such dissolution or liquidation).

To the extent the Required  Lenders  waive the  provisions  of this Section
9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to the Parent or a Subsidiary of the Parent) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

     9.03 Dividends. The Parent will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Parent or any of its Subsidiaries, except that:

(i) any Subsidiary of the Parent (other than the Borrower) which is a Credit Party may pay cash Dividends to the Parent, to the Borrower or to any other Wholly-Owned Subsidiary of the Parent which is a Credit Party, and any Subsidiary of the Parent which is not a Credit Party also may pay cash Dividends to the Parent or a Wholly-Owned Subsidiary;

(ii) any non-Wholly-Owned Subsidiary of the Parent may pay cash Dividends to its shareholders generally so long as the Parent or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in such Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary);

(iii) the Borrower may pay cash Dividends to the Parent so long as the proceeds thereof are promptly used by the Parent to pay operating expenses incurred in the ordinary course of business (including, without limitation, outside directors and professional fees, expenses and indemnities) and other similar corporate overhead costs and expenses, provided that, the aggregate amount of all cash Dividends paid pursuant to this clause (iii), when added to the aggregate amount of Intercompany Loans made pursuant to Section 9.05(vii)(D) for such purposes, shall not exceed $500,000 in any fiscal year of the Parent; and

(iv) so long as no Default or Event of Default exists or would result therefrom (x) any Subsidiary of the Parent may pay Dividends to any other Subsidiary of the Parent to the extent required pursuant to the Reorganization and (y) the Parent may pay cash Dividends in an aggregate amount not to exceed $500,000 (I) to redeem rights of holders of equity interests of the Parent to purchase Series A Junior Participating Preferred Stock, no par value, at $0.01 per right pursuant to the terms of the Rights Plan and/or (II) in lieu of the issuance of fractional rights or shares in accordance with Section 14 of the Rights Plan.

     9.04 Indebtedness. The Parent will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii) Indebtedness under (x) Interest Rate Protection Agreements which are nonspeculative in nature and are entered into with respect to other Indebtedness permitted to remain outstanding or be incurred, as the case may be, pursuant to this Section 9.04 and (y) Indebtedness evidenced by Other Hedging Agreements entered into pursuant to Section 9.05(vi);

(iii) (A) Existing Indebtedness outstanding on the Effective Date and listed on Schedule IX (as reduced by any repayments thereof
         (and, in the case of a revolving credit facility, any reductions in the commitments thereunder) on or after the Initial
         Borrowing Date) and (B) Indebtedness issued to refinance or replace any such Existing Indebtedness, provided that, (I) the obligor or obligors on the Existing Indebtedness so refinanced or replaced is the obligor or obligors on such refinancing or replacement Indebtedness, (II) the principal amount of the Indebtedness issued to refinance or replace such Existing Indebtedness is not increased beyond the sum of (x) the amount outstanding thereunder on the date of such refinancing or replacement (and, in the case of revolving credit facilities, the maximum amount available for borrowing thereunder is not increased above the amount in place on the Initial Borrowing
         Date (as such amount may have been reduced as provided in preceding clause (A))) plus (y) reasonable fees and expenses incurred in connection with such refinancing or replacement,
         (III) such refinancing or replacement Indebtedness has a final maturity date no earlier than six months after the fifth anniversary of the Initial Borrowing Date, (IV) such Indebtedness is on terms and conditions taken as a whole (including, without limitation, terms relating to interest rate, fees, covenants, defaults, amortization and mandatory prepayments) not materially more onerous to the Parent or any of its Subsidiaries than the terms and conditions of the Existing Indebtedness being refinanced or replaced (but taking into account any changes to the terms thereof as permitted by Section 9.12), (V) such Indebtedness is not secured other than by Liens on the assets of the Parent or any Subsidiary of the Parent which were previously subject to Liens securing the Existing Indebtedness being refinanced or replaced as permitted by Section
         9.01(iii), (VI) such refinancing or replacement Indebtedness is not guaranteed by any Credit Party and no Credit Party has any liability or obligation with respect thereto (other than guaranties of refinancing or replacement Indebtedness to the same extent (and by the same Credit Parties) that the Existing Indebtedness being refinanced or replaced was guaranteed, so long as such guaranties are on terms and conditions taken as a whole that are not materially more onerous to the Parent or any of its Subsidiaries than the terms and conditions of the guaranties in respect of the Existing Indebtedness being refinanced or replaced) and (VII) at the time of, and immediately after giving effect to, the incurrence of such refinancing or replacement Indebtedness, no Default or Event of Default shall be in existence;

(iv) intercompany Indebtedness to the extent permitted by Sections 9.05(iii), (vii) and (xi);

(v) (x) Contingent Obligations of any Subsidiary of the Parent (other than the Borrower and the Subsidiary Guarantors) with respect to Indebtedness and lease obligations of any other Subsidiary of the Parent otherwise permitted under this Agreement and (y) Contingent Obligations of the Parent of obligations of its Subsidiaries under operating leases entered into in the ordinary course of business;

(vi) Indebtedness of any Subsidiary of the Parent with respect to performance bonds, bid bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Parent or any of its Subsidiaries, provided that, the aggregate outstanding amount of all such performance bonds, surety bonds, appeal bonds and customs bonds permitted by this subsection (vi) shall not at any time exceed $3,000,000;

(vii) Indebtedness of the Subsidiaries of the Parent acquired pursuant to a Permitted Acquisition or Indebtedness assumed at the time of a Permitted Acquisition involving the purchase of an asset or assets securing such Indebtedness (such Indebtedness, in either case, "Permitted Acquired Debt"), provided that, (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) such Indebtedness is permitted under Section 9.04 (viii); and

(viii) so long as no Default or Event of Default then exists or would result therefrom, additional Indebtedness of Subsidiaries of the Parent, provided that, both before and after giving effect to such additional Indebtedness, the Parent and its Subsidiaries shall be in pro forma compliance with the financial covenants contained in Sections 9.07 through 9.10, inclusive, which Indebtedness shall be unsecured unless otherwise permitted under Section 9.01.

     9.05 Advances, Investments and Loans. The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

(i) the Parent and any of its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of such Subsidiary of the Parent;

(ii) the Parent and any of its Subsidiaries may acquire and hold cash and Cash Equivalents;

(iii) the Parent and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on Schedule XIV, provided that, any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 9.05;

(iv) the Parent and any of its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(v) the Parent and any of its Subsidiaries may make loans and advances to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $250,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

(vi) (x) the Parent and its Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(ii) and
         (y) the Subsidiaries of the Parent may enter into and perform their obligations under Other Hedging Agreements entered into in the ordinary course of business so long as each such Other Hedging Agreement is non-speculative in nature;

(vii) (A) each of the Parent, the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between and among one another, (B) the Parent and its Subsidiaries
         (other than the Borrower and the Subsidiary Guarantors) may make intercompany loans and advances to each of the Parent, the Borrower and/or the Subsidiary Guarantors, (C) Wholly-Owned Subsidiaries of the Parent that are not Credit Parties may make intercompany loans and advances between or among one another and (D) to the extent that the Borrower may pay cash Dividends to the Parent pursuant to Section 9.03, the Borrower may, in lieu of paying such cash Dividends, make an intercompany loan or advance to the Parent for the purposes, and subject to the limitations, set forth in Section 9.03 (such intercompany loans and advances referred to in the preceding clauses (A) through (D), inclusive, of this Section 9.05 are collectively referred to herein as "Intercompany Loans"), in each case so long as each Intercompany Loan made to a Credit Party is subject to the provisions of the Intercompany Subordination Agreement (which Intercompany Subordination Agreement must have been executed by the obligor and obligee of each such Intercompany Loan);

(viii)   the Reorganization shall be permitted;

(ix) the Parent, the Borrower and the Subsidiary Guarantors that are Wholly-Owned Subsidiaries may make capital contributions to the Borrower or any Subsidiary Guarantor;

(x)      Permitted Acquisitions shall be permitted in accordance with Section
         8.14;

(xi) the Parent and any of its Subsidiaries may make Investments in the Borrower or any Subsidiary Guarantor; and

(xii) so long as no Default or Event of Default then exists or would result therefrom, the Parent or any Subsidiary of the Parent may make cash capital contributions and/or loans to Joint Ventures or Subsidiaries of the Parent in an aggregate amount not to exceed $500,000 in any fiscal year of the Parent.

     9.06 Transactions with Affiliates. The Parent will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Parent or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Parent or such Subsidiary as would reasonably be obtained by the Parent or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

(i)      Dividends may be paid to the extent provided in Section 9.03;

(ii) (x) loans may be made and other transactions may be entered into by the Parent and its Subsidiaries to the extent permitted by Sections 9.02,
         9.04 and 9.05 and (y) the transactions contemplated by Section 9.02(xi) shall be permitted;

(iii) customary fees may be paid to non-officer directors of the Parent and its Subsidiaries;

(iv) the Parent and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements (including arrangements made with respect to bonuses) with officers, employees and directors of the Parent and its Subsidiaries in the ordinary course of business;

(v)      the Reorganization shall be permitted;

(vi) the Parent and its Subsidiaries may enter into employment agreements or arrangements with their respective officers and employees in the ordinary course of business; and

(vii) the Parent and its Subsidiaries may make payments pursuant to agreements existing on the Initial Borrowing Date and entered into with Clearways Offshore Drilling Sdn. Bhd.

9.07 Maximum Leverage Ratio. The Parent will not permit the Leverage Ratio during a period set forth below to be greater than the ratio set forth opposite such period below:

                  Relevant Period                                Ratio
                  ---------------                                -----
   From the Initial Borrowing Date through and including
   December 30, 2003                                             5.00:1.00
   From December 31, 2003 through and including December
   30, 2004                                                      4.00:1.00
   Thereafter                                                    3.00:1.00

     9.08 Consolidated Indebtedness to Consolidated Capitalization Ratio. The Parent will not permit the Consolidated Indebtedness to Consolidated Capitalization Ratio on the last day of any fiscal quarter of the Parent to be greater than 0.50:1.00.

     9.09  Consolidated   Working  Capital.  The  Parent  will  not  permit  the
Consolidated Working Capital on the last day of any fiscal quarter of the Parent to be less than $0.

     9.10 Consolidated Tangible Net Worth. The Parent will not permit its Consolidated Tangible Net Worth on the last day of any fiscal quarter of the Parent to be less than the sum of (x) $225,000,000 plus (y) 50% of Consolidated Net Income (to the extent positive) for the period from October 1, 2002 through such last day of the fiscal quarter of the Parent plus (z) 100% of the Net Cash Proceeds from any issuance or sale of equity of the Parent or any of its Subsidiaries that occurs after the Initial Borrowing Date (except, in the case of such Subsidiaries, any sale or issuance of equity to the Parent or another Subsidiary of the Parent).

     9.11 Collateral Maintenance. The Parent will not permit the sum of the fair market value of all Collateral Rigs which have not been sold, transferred, lost or otherwise disposed of, on an individual charter-free basis, at any time (such value, the "Aggregate Collateral Rig Value"), as determined by calculating the average of the appraisals set forth in the most recent appraisal reports related to each respective Collateral Rig and delivered by the Borrower to the Administrative Agent or obtained by the Administrative Agent in accordance with
Section 8.01(c), to equal less than 150% of the sum of the aggregate principal amount of Term Loans and the Total Revolving Loan Commitment at such time; provided that, so long as any violation of this Section 9.11 is not caused by any voluntary Collateral Disposition, such violation shall not constitute a Default or an Event of Default so long as within 14 days of the occurrence of such violation, the Borrower shall either (i) post additional collateral (at the expense of the Borrower) satisfactory to the Required Lenders, pursuant to security documentation referred to in Section 8.11 and otherwise satisfactory in form and substance to the Collateral Agent, sufficient to cure such violation (and shall at all times during such period and prior to satisfactory completion thereof, be diligently carrying out such actions) or (ii) make such repayments of Term Loans and/or reductions to the Total Revolving Loan Commitment (and any required repayments of outstanding Revolving Loans resulting therefrom) in an amount sufficient to cure such violation (it being understood that any action taken in respect of this proviso shall only be effective to cure such violation pursuant to this Section 9.11 to the extent that no Default or Event of Default exists hereunder immediately after giving effect thereto).

     9.12 Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Parent shall not, and shall not permit any of its Subsidiaries to (or, in the case of the following clause (i) of this Section 9.12, the Parent will exercise its rights in relation to each Subsidiary (whether as shareholder, stockholder, partner, and arising under contract, statute or howsoever) so that each Subsidiary shall not):

(i) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other equity interests (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock or other equity interests, unless such amendment, modification, change or other action contemplated by this clause (i) could not reasonably be expected to be adverse to the interests of the Lenders, provided that, notwithstanding the foregoing the Reorganization shall be permitted;

(ii) amend, modify or change any provision of (x) any Management Agreement unless such amendment, modification or change could not reasonably be expected to be adverse to the interests of the Lenders (although no amendment, modification or change may be made to any monetary term thereof) or (y) any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreement without the prior written consent of the Administrative Agent; or

(iii) amend, modify or change any provision governing any Existing Indebtedness (including any refinancings or replacements thereof) permitted to remain outstanding pursuant to Section 9.04(iii), unless such amendments, modifications or changes contemplated by this clause
         (iii) (taken as a whole with respect to any single issue of Existing Indebtedness) are on terms and conditions not materially more onerous to the Parent or any of its Subsidiaries than the terms and conditions applicable thereto on the Initial Borrowing Date.

9.13 Limitation on Certain Restrictions on Subsidiaries. The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Parent or any of its Subsidiaries, or pay any Indebtedness owed to the Parent or any of its Subsidiaries, (b) make loans or advances to the Parent or any of its Subsidiaries or (c) transfer any of its properties or assets to the Parent or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

                (i)     applicable law;

                (ii)    this Agreement and the other Credit Documents;

                (iii) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Parent or any of its Subsidiaries;

                (iv) customary provisions restricting assignment of any agreement entered into by the Parent or any of its Subsidiaries in the ordinary course of business;

                 (v)    restrictions on the transfer of any asset pending the
                         close of the sale of such asset;

                (vi) restrictions on the transfer of any asset subject to a Lien permitted by Section 9.01(iii), (v), (vi) and
                        (xiii); and

                (vii) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Initial Borrowing Date in accordance with the provisions of this Agreement.

     9.14 Limitation on Issuance of Capital Stock. (a) The Parent will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock or other preferred equity interests, other than Qualified Preferred Interests of the Parent or (ii) any redeemable common stock or other redeemable common equity interests other than common stock or other redeemable common equity interests that is redeemable at the sole option of the Parent or such Subsidiary, as the case may be.

     (b) The Parent will not permit any of its Subsidiaries to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Parent or any of its Subsidiaries in any class of the capital stock or other equity interests of such Subsidiary, (iii) to qualify directors to the extent required by applicable law and (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

     (c) Notwithstanding clause (a) and (b) above, the Parent and its Subsidiaries may issue (i) Series A Participating Preferred Stock to the extent contemplated by the Rights Plan, (ii) capital stock or other equity interests (other than preferred equity interests issued to Persons other than the Parent, the Borrower or any Subsidiary Guarantor) in connection with the Reorganization and (iii) capital stock or other equity interests to the Parent, the Borrower or any Subsidiary Guarantor, provided that, in the case of each issuance pursuant to subsection (i), (ii) or (iii) above, the Administrative Agent shall have received notice of each such issuance from the Parent or the Borrower at least ten days prior to such issuance.

     9.15 Limitation on Creation of Subsidiaries, etc. The Parent will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any additional Subsidiaries; provided that, the Parent and its Wholly-Owned Subsidiaries shall be permitted to establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries and, to the extent permitted by Section 9.05(xii), non-Wholly-Owned Subsidiaries, in each case so long as each such new Subsidiary, to the extent same constitutes a Material Subsidiary, takes all actions required pursuant to
Section 8.11 and causes to be executed and delivered all other relevant documentation of the type described in Section 5 as such new Material Subsidiary would have had to deliver if such new Material Subsidiary were a Credit Party on the Initial Borrowing Date.

     9.16 Change of Registry; Class; Management; Legal Names; Type of Organization (and whether a Registered Organization); Jurisdiction of
Organization etc. (a) Neither the Parent, the Borrower nor any Subsidiary Guarantor shall transfer or change the flag, registry, class, ownership, port of documentation, management or control of any Collateral Rig without the written consent of the Administrative Agent, provided that, the Reorganization shall be permitted.

     (b) Neither the Parent, the Borrower nor any Subsidiary Guarantor shall change its legal name, its type of organization, its status as a registered organization (in the case the Parent and each Subsidiary Guarantor that is a Domestic Subsidiary), its jurisdiction of organization, its location, or its organizational identification number (in the case of the Parent and each Subsidiary Guarantor that is a Domestic Subsidiary), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Security Documents and so long as same do not involve (w) in the case of the Parent or any Subsidiary Guarantor that is a Domestic Subsidiary, a registered organization ceasing to constitute the same, (x) the Borrower ceasing to constitute a corporation organized under the laws of the Cayman Islands and (y) the Parent or any Subsidiary Guarantor that is a Domestic Subsidiary changing its jurisdiction of organization or location from the United States or a State thereof, to a jurisdiction of organization or location, as the case may be, outside the United States or a State thereof if (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of each change to the information listed on Schedule XII (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Schedule XII which shall correct all information contained therein for the Parent or such Subsidiary of the Parent, and (ii) in connection with the respective such change or changes (I) such Person shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; provided that, the Reorganization shall be permitted and (II) the Administrative Agent is satisfied that the rights of the Lenders under the Guaranties (if any) to which such Person is a party are not impaired in any respect.

     9.17 Business. (a) The Parent will not, and will not permit any of its Subsidiaries to, engage in any business other than any business conducted by the Parent and its Subsidiaries on the Initial Borrowing Date and any other business or activities as may be substantially similar, incidental or related thereto; provided that, the Reorganization shall be permitted.

     (b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Parent will not engage in any business or own any significant assets or have any material liabilities other than (i) the guarantees referred to in Sections 9.04(iii) and (v)(y), (ii) its ownership of (A) the equity interests of any of its direct Subsidiaries and (B) the Rig identified as SEASCOUT, (iii) Investments made by the Parent in accordance with Section 9.05 and (iv) those liabilities which it is responsible for under this Agreement and the other Credit Documents to which it is a party, provided that, the Parent may engage in those activities that are incidental to (x) the maintenance of its existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

     9.18 ERISA. The Parent will not and will not, permit any of its Subsidiaries, nor any ERISA Affiliate, to (i) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Parent or any of its Subsidiaries; or (ii) sponsor, maintain, make contributions to or incur liabilities in respect of any Plan which is subject to Title IV of ERISA or
Section 302 of ERISA or Section 412 of the Code.

     SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

     10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or

     10.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     10.03 Covenants. The Parent or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(h), 8.08, 8.12, 8.13, 8.14 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement (other than those referred to in Section 10.01, 10.02 or clause (i) of this Section 10.03) contained in this Agreement and, in the case of this clause (ii), such default shall continue unremedied for a period of 30 days after written notice to the defaulting party by the Administrative Agent or the Required Lenders; or

     10.04 Default Under Other Agreements. (i) The Parent or any of its Subsidiaries shall default in any payment of any Indebtedness (other than the
Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) the Parent or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (iii) any Indebtedness (other than the Obligations) of the Parent or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that, it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $5,000,000; or

     10.05 Bankruptcy, etc. The Parent or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Parent or any of its Subsidiaries and the petition is not controverted within 10 days after service of summons, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Parent or any of its Subsidiaries or the Parent or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Parent or any of its Subsidiaries or there is commenced against the Parent or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Parent or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Parent or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Parent or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any petition is presented (and in the case of a petition presented by a Person other than the Parent or any of its Subsidiaries remains undischarged or unstayed for a period of 60 days); or any order is made by any competent court for winding up, dissolution or the appointment of a liquidator; or any resolution is passed by any of the Parent or any of its Subsidiaries for its winding up or dissolution or the appointment of a liquidator of any of the Parent or any of its Subsidiaries; or any corporate action is taken by the Parent or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

     10.06 ERISA. (a) A contribution required to be made with respect to a Plan or a Foreign Pension Plan is not timely made, or the Parent or any of its Subsidiaries has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

     10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except in connection with Permitted Liens), and subject to no other Liens (except Permitted Liens), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period (if any) specifically applicable thereto pursuant to the terms of such Security Document; or

     10.08 Guaranties. Any Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

     10.09 Judgments. One or more judgments or decrees shall be entered against the Parent or any of its Subsidiaries involving in the aggregate for the Parent and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments, to the extent not covered by insurance, equals or exceeds $10,000,000; or

10.10    Change of Control.  A Change of Control shall occur;
         -----------------

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any accrued and unpaid Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of Event of Default specified in Section 10.05 with respect to the Borrower, to pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 repayment of the Obligations.

SECTION 11.       Definitions and Accounting Terms.

     11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Acquired Entity or Business" shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Parent or (y) at least 51% of the capital stock or other equity interests of any such Person, which Person shall, as a result of such stock acquisition, become a Subsidiary of the Parent (or shall be merged with and into the Parent (so long as the Parent is the surviving corporation) or a Subsidiary of the Parent).

     "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Affiliate thereof shall be considered an Affiliate of the Parent or any Subsidiary thereof.

     "Aggregate  Collateral  Rig  Value"  shall  have the  meaning  set forth in
Section 9.11.

     "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended or renewed from time to time.

     "Anticipated ATWOOD BEACON Delivery Date" shall have the meaning set forth in Section 8.11(d).

     "Applicable Margin" for any Margin Reduction Period shall mean, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below opposite the respective Level (i.e., Level 5, Level 4, Level 3, Level 2 or Level 1, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown in the respective officer's certificate delivered pursuant to Section 8.01(g) or the first proviso below):

     Level                  Leverage Ratio                 Percentage

       5               Greater than 4.00:1.00                  2.50%

       4               Greater than 3.00:1.00
                       but less than or equal
                       to 4.00:1.00                            2.25%

       3               Greater than 2.00:1.00                  2.00%
                       but less than or equal
                       to 3.00:1.00

       2               Greater than 1.00:1.00                  1.75%
                       but less than or equal
                       to 2.00:1.00

       1               Less than or equal to                   1.50%
                       1.00:1.00

     ; provided, however, that if the Parent fails to deliver the financial statements required to be delivered pursuant to Section 8.01(a) or (b) (accompanied by the officer's certificate required to be delivered pursuant to
Section 8.01(g)) showing the applicable Leverage Ratio on the relevant Test Date on or prior to the respective date required by such Sections, the greater of (x) Level 4 pricing and (y) the pricing in effect at such time if greater than Level 4 pricing, shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a Level below Level 4 or below the pricing at such time if greater than Level 4, as the case may be, (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); provided further, that the greater of (x) Level 4 pricing and (y) the pricing in effect at such time if greater than Level 4 pricing shall apply (i) at all times when any Default or Event of Default is in existence and (ii) for the period from the Initial Borrowing Date to the date of the delivery of the Parent's financial statements (and related officer's certificate) in respect of its
fiscal        quarter        ending       on       March        31,        2003.


     "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit O (appropriately completed).

     "Assignment of Construction  Contract"  shall have the meaning  provided in
Section 5.12.

     "Assignment of Earnings" shall have the meaning provided in Section 5.10.

     "Assignment of Insurances" shall have the meaning provided in Section 5.10.

     "ATWOOD BEACON  Construction  Contract" shall have the meaning  provided in
Section 5.12.

     "Atwood Deep Seas" shall mean Atwood Deep Seas, Limited, a Texas limited partnership and a Wholly-Owned Subsidiary of the Parent.

     "Atwood Oceanics Australia" shall mean Atwood Oceanics Australia Pty Limited, a company organized under the laws of Australia and a Wholly-Owned Subsidiary of the Parent.

     "Atwood Oceanics Malaysia" shall mean Atwood Oceanics (M) Sdn. Bhd., a company organized under the laws of Malaysia and a Wholly-Owned Subsidiary of the Parent.

     "Authorized Representative" shall mean, with respect to (i) delivering Notices of Borrowing, Letter of Credit Requests and similar notices, any person or persons that has or have been authorized by the board of directors of the Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent and each Issuing Lender, (ii) delivering financial information and officer's certificates relating to financial matters pursuant to this Agreement, the chief financial officer, the treasurer or controller of such Person or, if there is no chief financial officer, treasurer or controller of such Person, any other senior executive officer of such Person designated by the president or the board of directors of such Person or such Person's general partner as being a financial officer authorized to deliver and certify financial information under this Agreement and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of such Person or of such Person's general partner, if applicable.

     "Bankruptcy Code" shall have the meaning provided in Section 10.05.

     "Base Rate" shall mean, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Rate for such day plus 1/2 of 1%.

     "Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

     "Borrower's Existing Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of February 20, 2002 (as amended, modified or supplemented) among the Borrower, the lenders party thereto from time to time, Bank One, NA, as administrative agent, Nordea, as documentation agent, Credit Lyonnais, New York Branch and Fortis Capital Corp., as syndication agents and Bank One Capital Markets, Inc., as lead arranger and sole book runner.

     "Borrowing" shall mean the borrowing of Loans of a single Tranche from all the Lenders (other than any Lender which has not funded its share of a Borrowing in accordance with this Agreement) having Commitments of the respective Tranche on a given date having the same Interest Period. It is understood that there may be more than one Borrowing outstanding pursuant to a given Tranche.

     "Business Day" shall mean (i) for all purposes other than as covered by the following clause (ii), any day except Saturday, Sunday and any day which shall be in New York, New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the applicable interbank Eurodollar market.

     "Calculation Period" shall mean, in the case of any Permitted Acquisition, the Test Period most recently ended prior to the date of any such Permitted Acquisition for which financial statements are available.

     "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP (excluding Capitalized Lease Obligations).

     "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

     "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

     "Cash Equivalents" shall mean, as to any Person, (i) (x) Dollars and (y) in the case of any Foreign Subsidiary of the Parent, Euros and such local currencies held by any such Foreign Subsidiary from time to time in the ordinary course of its business, (ii) securities issued or directly and fully guaranteed or insured by (x) in the case of a Foreign Subsidiary of the Parent organized in Norway, Norway or any agency of instrumentality thereof (provided that, the full faith and credit of Norway is pledged in support thereof) and (y) in all cases, the United States or any agency or instrumentality thereof (provided that, the full faith and credit of the United States is pledged in support thereof), in either case having maturities of not more than six months from the date of acquisition, (iii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iv) time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank organized under the laws of the United States, any State thereof or any other country which is a member of the Organization for Economic Cooperation and Development and, in each case, having total assets in excess of $10,000,000,000 (or an equivalent amount in the currency of any member country), (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (ii)(y) above entered into with any bank meeting the qualifications specified in clause (iv) above, (vi) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (vii) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (vi) above and (viii) in the case of Foreign Subsidiaries of the Parent, overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. ss. 9601 et seq.

     "Change of Control" shall mean (i) any "Person" or "Group" (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Initial Borrowing Date) is or shall (A) be the "beneficial owner" (as so defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of 25% or more on a fully diluted basis of the voting and/or economic interest in the Parent's capital stock or other Equity Interests or (B) have obtained the power (whether or not exercised) to elect a majority of the Parent's directors, (ii) the Board of Directors of the Parent shall cease to consist of a majority of Continuing Directors, (iii) the Parent shall cease to own on a fully diluted basis in the aggregate 100% of the economic and voting interest in each of the Borrower's capital stock or (iv) the adoption of a plan by the holder of Capital Stock relating to the liquidation or dissolution of the Parent.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Insurance Collateral, all Earnings Collateral, all Collateral Rigs, all Construction Contract Collateral and all cash and Cash Equivalents at any time delivered as collateral hereunder.

     "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

     "Collateral Disposition" shall mean (i) the sale, lease, transfer or other disposition of any Collateral Rig by the Parent or any of its Subsidiaries to any Person other than a Credit Party or (ii) any Event of Loss of in respect of any Collateral Rig.

     "Collateral Rig" shall mean each Rig listed on Schedule XI, together with any additional Rigs in which the Collateral Agent is granted a lien on pursuant to Section 8.11(c) or (d).

     "Collateral Rig Mortgages" shall have the meaning provided in Section 5.11(a).

     "Commitment" shall mean any of the commitments of any Lender, i.e., either a Term Loan Commitment or a Revolving Loan Commitment.

     "Commitment Commission" shall have the meaning provided in Section 3.01(a).

     "Consolidated   Capitalization"  shall  mean,  at  any  time,  Consolidated
Indebtedness at such time plus Consolidated Net Worth at such time.

     "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of the Parent and its Subsidiaries at such time.

     "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Parent and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness of the Parent and its Subsidiaries which would otherwise be included therein.

     "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period, before deducting therefrom consolidated interest expense of the Parent and its Subsidiaries for such period and provision for taxes based on income that were included in arriving at Consolidated Net Income for such period and without giving effect (x) to any extraordinary gains or extraordinary non-cash losses (except to the extent that any such extraordinary non-cash losses require a cash payment in a future period) and (y) to any or gains or losses from sales of assets other than from sales of inventory in the ordinary course of business.

     "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization of intangibles and depreciation to the extent that same was deducted in arriving at Consolidated EBIT for such period; it being understood that in determining the Leverage Ratio only, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any Acquired Entity or Business acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by the Borrower or any of its Subsidiaries during such period.

     "Consolidated Indebtedness" shall mean, as at any date of determination, without duplication, the sum of (I) the aggregate stated balance sheet amount of all Indebtedness (but including, in any event, without limitation, the then outstanding principal amount of all Loans, all Capitalized Lease Obligations and all purchase money Indebtedness) of the Parent and its Subsidiaries at such time determined on a consolidated basis, (II) the aggregate amount of all Indebtedness of the Parent and its Subsidiaries of the type described in clause
(ii) of the definition of "Indebtedness" contained herein at such time determined on a consolidated basis and (III) the aggregate amount of all Contingent Obligations of the Parent and its Subsidiaries in respect of Indebtedness described in preceding clauses (I) and (II) at such time determined on a consolidated basis.

     "Consolidated Indebtedness to Consolidated Capitalization Ratio" shall mean, as at any date of determination, the ratio of Consolidated Indebtedness to Consolidated Capitalization as at such date.

     "Consolidated Interest Expense" shall mean, for any period, the sum of the total consolidated interest expense of the Parent and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Parent and its Subsidiaries representing the interest factor for such period; provided that, the amortization of deferred financing, legal and accounting costs with respect to this Agreement shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

     "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Parent and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that,
(i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of the Parent or is accounted for by the Parent by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Parent or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Parent shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary and (iii) the net income (or loss) of any other Person acquired by the Parent or a Subsidiary of the Parent in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

     "Consolidated Net Worth" shall mean, with respect to any person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis after appropriate deduction for any minority interests in Subsidiaries.

     "Consolidated Tangible Net Worth" shall mean, as of the date of any determination, Consolidated Net Worth of the Parent and its Subsidiaries on such date less the amount of all intangible items included therein, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and write-ups of assets. For purposes of determining Consolidated Tangible Net Worth pursuant to this definition, the effect of cumulative foreign currency translation adjustments calculated in accordance with GAAP and set forth in the stockholders' equity section of the Parent and its Subsidiaries' consolidated financial statements delivered pursuant to Section 8.01 shall be excluded.

     "Consolidated Working Capital" shall mean, at any time of determination, Consolidated Current Assets minus Consolidated Current Liabilities.

     "Construction Contract Collateral" shall mean all "Collateral" as defined in the Construction Contract Assignment.

     "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Continuing Directors" shall mean the directors of the Parent on the Initial Borrowing Date and each other director, if such other director's nomination for election to the Board of Directors of the Parent is recommended by a majority of the then Continuing Directors or is recommended by a committee of the Board of Directors of the Parent a majority of which is composed of the then Continuing Directors.

                  "Contract Report" shall have the meaning provided in Section 8.01(d).

     "Credit Documents" shall mean this Agreement, each Note, each Security Document, each Subsidiaries Guaranty, the Intercompany Subordination Agreement, each Joinder Agreement and, after the execution and delivery thereof, each additional guaranty or additional security document executed pursuant to Section 8.11.

     "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

     "Credit Party" shall mean the Parent, the Borrower, each Subsidiary Guarantor and each Pledgor.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

     "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration (other than common equity of such Person) any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration (other than common equity of such Person) any shares of any class of the capital stock of, or other equity interests in, such Person outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made (other than common equity of such Person) by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

     "Dollars"  and the sign "$" shall  each  mean  lawful  money of the  United
States.

     "Domestic Subsidiary" shall mean, as to any Person, each Subsidiary of such Person that is organized under the laws of the United States, any state thereof or the District of Columbia.

     "Drawing" shall have the meaning provided in Section 2.05(b).

     "Earnings Collateral" shall mean, collectively, all "Collateral" as defined in each Assignment of Earnings.

     "Effective Date" shall have the meaning provided in Section 14.10.

     "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act).

     "Employee Benefit Plans" shall have the meaning provided in Section 5.06.

     "Employment Agreements" shall have the meaning provided in Section 5.06.

     "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

     "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; OPA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Parent or a Domestic Subsidiary of the Parent would be deemed to be a "single employer" within the meaning of Section 414(b),
(c), (m) or (o) of the Code.

     "Eurodollar Rate" shall mean, with respect to each Interest Period for a Loan, (a) the offered rate (rounded upward to the nearest 1/16 of one percent) for deposits of Dollars for a period equivalent to such period at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period as is displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions dated August 1985)), provided that, if on such date no such rate is so displayed, the Eurodollar Rate for such period shall be the rate quoted to the Administrative Agent as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such applicable Interest Period by prime banks in the London interbank Eurodollar market at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period, in each case divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "Event of Default" shall have the meaning provided in Section 10.

     "Event of Loss" shall mean any of the following events: (x) the actual or constructive total loss of a Collateral Rig or the agreed or compromised total loss of a Collateral Rig; or (y) the capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, a Collateral Rig. An Event of Loss shall be deemed to have occurred (i) in the event of an actual loss of a Collateral Rig, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date which such Collateral Rig was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Collateral Rig, at the time and on the date of the event giving rise to such damage; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same. Notwithstanding the foregoing, if such Collateral Rig shall have been returned to the Parent, the Borrower or any other Subsidiary of the Parent, as the case may be, following any event referred to in clause (y) above prior to the date upon which payment is required to be made under Section 4.02(c), no Event of Loss shall be deemed to have occurred by reason of such event.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the Initial Borrowing Date.

     "Existing Credit Agreements" shall mean, collectively, the Borrower's Existing Credit Agreement and the Parent's Existing Credit Agreement.

     "Existing Indebtedness" shall have the meaning provided in Section 7.20.

     "Existing  Indebtedness  Agreements"  shall have the  meaning  provided  in
Section 5.06.

     "Facing Fee" shall have the meaning provided in Section 3.01(c).

     "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

     "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

     "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Parent or any one or more of its Subsidiaries primarily for the benefit of employees of the Parent or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

     "Foreign Pledge Agreement" shall have the meaning provided in Section 5.09.

     "Foreign Pledgor" shall mean each Foreign Subsidiary of the Parent which is a Pledgor, in each case for so long as such Persons remain organized under the laws of a jurisdiction other than the United States and the States and territories thereof.

     "Foreign Subsidiaries Guaranty" shall have the meaning provided in Section 5.08.

     "Foreign Subsidiary" shall mean, as to any Person, each Subsidiary of such Person which is not a Domestic Subsidiary.

     "GAAP" shall mean generally accepted accounting principles in the United States consistently applied.

     "Guaranteed Creditors" shall mean and include each of the Administrative Agent, the Collateral Agent, each Issuing Lender and the Lenders.

     "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and all Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid
Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) thereon) of the Borrower to the Lenders, each Issuing Lender, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in the Credit Agreement and in each such other Credit Document and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) of the Borrower owing under any Interest Rate Protection Agreement entered into by the Borrower with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

     "Guarantor" shall mean, collectively, the Parent and each Subsidiary Guarantor.

     "Guaranty"  shall  mean,   collectively,   the  Parent  Guaranty  and  each
Subsidiaries Guaranty.

     "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, ureaformaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas,
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

     "Inactive Subsidiary" shall mean, at any time, each Subsidiary of the Parent which (i) is not a Material Subsidiary or the Borrower, (ii) does not own assets with an aggregate fair market value (as determined in good faith by the management of the Parent) in excess of $100,000 and (iii) which at such time is inactive (i.e., does not conduct any business).

     "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services,
(ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

     "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans hereunder occurs.

     "Insurances Collateral" shall mean, collectively, all "Insurances" as defined in each Assignment of Insurances.

     "Intercompany Loan" shall have the meaning provided in Section 9.05(vii).

     "Intercompany  Subordination  Agreement" shall have the meaning provided in
Section 5.17.

     "Interest Determination Date" shall mean, with respect to any Loan, the second Business Day prior to the commencement of any Interest Period relating to such Loan.

     "Interest Period" shall have the meaning provided in Section 1.08.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

     "Investments" shall have the meaning provided in Section 9.05.

     "Issuing Lender" shall mean (i) Nordea Bank Finland Plc, New York Branch (which, for purposes of this definition, shall include any banking affiliate of Nordea Finland Plc, New York Branch) and (ii) any other Lender which at the request of the Borrower and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) agrees (in such Lender's sole discretion) to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2.

     "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Exhibit P (appropriately completed).

     "Joint Venture" shall mean any Person other than an individual or a Wholly-Owned Subsidiary of the Parent (i) in which the Parent or any of its Subsidiaries holds or acquires an ownership interest (by way of ownership of equity interests or other evidence of ownership) and (ii) which is engaged in a business permitted by Section 9.17.

     "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

     "Lender" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to Section 1.12 or 14.04(b).

     "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section
1.01 or 2.

     "Letter of Credit" shall have the meaning provided in Section 2.01(a).

     "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

     "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

     "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

     "Leverage Ratio" shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period last ended on or prior to such date.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     "Loan" shall mean each Term Loan and each Revolving Loan.

     "Management Agreements" shall have the meaning provided in Section 5.06.

     "Margin Reduction Period" shall mean each period which shall commence on the date upon which the respective officer's certificate is delivered pursuant to Section 8.01(g) (together with the related financial statements pursuant to Section 8.01(a) or (b), as the case may be) and which shall end on the date of actual delivery of the next officer's certificate pursuant to Section 8.01(g) (and related financial statements) or the latest date on which such next officer's certificate (and related financial statements) is required to be so delivered; it being understood that the first Margin Reduction Period shall commence with the delivery of the Parent's financial statements (and related officer's certificate) in respect of its fiscal quarter ending on March 31, 2003.

     "Margin Stock" shall have the meaning provided in Regulation U.

     "Material Adverse Effect" shall mean a material adverse effect (v) on the rights or remedies of the Lenders, (w) on the ability of the Parent, the Borrower or any Subsidiary Guarantor, or the Parent and its Subsidiaries taken as a whole, to perform its or their obligations to the Lenders, (x) with respect to the Reorganization, (y) with respect to the Transaction or (z) on the property, assets, nature of assets, operations, liabilities, financial condition or prospects of the Parent, the Borrower or any Subsidiary Guarantor, or the Parent and its Subsidiaries taken as a whole.

     "Material Subsidiary" shall mean each Subsidiary of the Parent (other than the Borrower) which holds at any time (x) an ownership interest in one or more Collateral Rigs or (y) an equity interest in any Subsidiary which holds an ownership interest in one or more Collateral Rigs, provided that, a Material Subsidiary which no longer holds either an ownership interest in any Collateral Rig or in any entity which holds an ownership interest in a Collateral Rig, such Material Subsidiary shall thereafter cease to be a Material Subsidiary.

     "Material Upgrade" shall mean an upgrade to the assets of the Parent or any of its Subsidiaries, provided that the cost of such improvements, on a project by project basis, shall be equal to or greater than $10,000,000.

     "Maturity Date" shall mean, April 1, 2008.

     "Monthly Fleet Report" shall have the meaning provided in Section 7.05(e).

     "Moody's" shall mean Moody's Investors Service, Inc.

     "NAIC" shall mean the National Association of Insurance Commissioners.

     "Net Cash Proceeds" shall mean, with respect to any Collateral Disposition or equity issuance, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Collateral Disposition or equity issuance, other than the portion of such deferred payment constituting interest, but only as and when received) received by the Parent or any of its Subsidiaries from such Collateral Disposition or equity issuance, net of (i) reasonable transaction costs (including, without limitation, reasonable attorney's fees) and sales commissions and (ii) the estimated marginal increase in income taxes and any stamp tax payable by the Parent or any of its Subsidiaries as a result of such Collateral Disposition or equity issuance.

     "Net Worth" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity, but excluding any treasury stock.

     "Non-Defaulting Lender" and "Non-Defaulting RL Lender" shall mean and include each Lender or RL Lender, as the case may be, other than a Defaulting Lender.

     "Note" shall mean each Term Note and each Revolving Note.

     "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

     "Notice Office" shall mean the office of the Administrative Agent located at 437 Madison Avenue, New York, New York 10022, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

     "OPA"  shall  mean  the  Oil  Pollution   Act  of  1990,  as  amended,   33
U.S.C.ss.2701 et seq.

     "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

     "Parent" shall have the meaning provided in the first paragraph of this Agreement.

     "Parent Guaranty" shall mean the guaranty of the Parent pursuant to Section 13.

     "Parent's Existing Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of February 20, 2002 (as amended, modified or supplemented) among the Parent, Atwood Deep Seas, the lenders party thereto from time to time, Bank One, NA, as administrative agent, Nordea, as documentation agent, Credit Lyonnais, New York Branch and Fortis Capital Corp., as syndication agents and Bank One Capital Markets, Inc., as lead arranger and sole book runner.

     "Participant" shall have the meaning provided in Section 2.04(a).

     "Payment Office" shall mean the office of the Administrative Agent located at 437 Madison Avenue, New York, New York 10022, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     "Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that, if the Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of such Lender shall be determined immediately prior (and without giving effect) to such termination.

     "Permitted Acquired Debt" shall have the meaning provided in Section 9.04(vii).

     "Permitted Acquisition" shall mean the acquisition by the Parent or any of its Subsidiaries of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into the Parent (so long as the Parent is the surviving corporation) or a Wholly-Owned Subsidiary of the Parent (other than the Borrower), provided that, (in each case) (A) in the case of the acquisition of 100% of the capital stock or other equity interests of any Person (including way of merger), such Person shall own no capital stock or other equity interests of any other Person (excluding de minimis amounts) unless such Person owns 100% of the capital stock or other equity interests of such other Person, (B) at least 90% of the consolidated assets and consolidated revenues of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or of the business of the Person acquired pursuant to the respective Permitted Acquisition and its Subsidiaries taken as a whole, is in
(x) a jurisdiction where the Parent or any Subsidiary of the Parent is organized on the Effective Date or (y) Angola, (C) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 9.17 and (D) all requirements of Sections 8.14, 9.02 and
9.15 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

     "Permitted Liens" shall have the meaning provided in Section 9.01.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, excluding any pension plan that is not subject to Title I or Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Parent or a Subsidiary of the Parent or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Parent, or a Subsidiary of the Parent or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "Pledge Agreement" shall mean, collectively, the U.S. Pledge Agreement, each Foreign Pledge Agreement and any other pledge agreement executed and delivered by any Subsidiary of the Parent pursuant to any of Sections 5.09, 8.11 or 9.15.

     "Pledge Agreement Collateral" shall mean, collectively, all "Collateral" as defined in each Pledge Agreement.

     "Pledged Securities" shall mean "Pledged Securities" as defined in the Pledge Agreement.

     "Pledgor" shall mean the Parent and/or any Subsidiary of the Parent to the extent that such Person owns any equity interest in the Borrower or any Material Subsidiary, in either case, on the Initial Borrowing Date or thereafter.

     "Prime Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period as if such
Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period or (z) the respective Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, as the case may be, with the following rules to apply in connection therewith:

(i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) incurred or issued after the first day of the relevant
         Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation
         Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness) except to the extent accompanied by a corresponding permanent commitment reduction permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective
         Calculation Period and remain retired through the date of determination;

(ii)     all Indebtedness assumed to be outstanding pursuant to preceding clause
         (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) at the rate which would have been applicable thereto on the last day of the respective Calculation Period, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

(iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition consummated during the periods described above, with such Consolidated EBITDA to be determined as if such Permitted Acquisition was consummated on the first day of the relevant Calculation Period, taking into account factually supportable and identifiable cost savings and expenses which would otherwise be permitted to be accounted for as an adjustment pursuant to
         Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective Calculation Period.

     "Projections" shall mean the projections dated February 2003 and that were prepared by or on behalf of the Parent and its Subsidiaries and delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date.

     "Qualified Preferred Interests" shall mean any preferred stock of the Parent so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring prior to one year after the Maturity Date, (ii) do not require the cash payment of dividends, (iii) do not contain any covenants other than financial reporting requirements and (iv) do not grant the holder thereof any voting rights except for voting rights on fundamental matters such as mergers, consolidations, sales or all or substantially all of the assets of the issuer thereof, or liquidations involving the issuer thereof.

     "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Initial Borrowing Date, commencing on December 31, 2003.

     "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

     "Refinancing" shall mean the repayment in full of all indebtedness and other obligations under, and the termination of all commitments in respect of, the Existing Credit Agreements.

     "Register" shall have the meaning provided in Section 14.15.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation  S-X" shall mean  Regulation  S-X under the  Securities  Act of
1933.

     "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Release" shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

     "Reorganization" shall have the meaning provided in Annex A hereto, with each transaction described in such Annex A relating to the reorganization of the ownership structure of the Subsidiaries of the Parent, including, without limitation, the transfer of assets in connection therewith, provided that, (i) any modifications to the transactions set forth in Annex A shall be satisfactory to the Administrative Agent, (ii) each Material Subsidiary which holds an ownership interest in a Collateral Rig shall at all times be party to a Collateral Rig Mortgage, a Security Agreement, an Assignment of Insurances and an Assignment of Earnings which, in each case, shall create a perfected security interest in such Collateral Rig, earnings and insurances in favor of the Collateral Agent for the benefit of the Lenders, (iii) each Material Subsidiary shall at all times be party to a Subsidiaries Guaranty, (iv) each Pledgor shall at all times be party to a Pledge Agreement, (v) 100% of the equity interests of the Borrower and each Material Subsidiary shall at all times be pledged pursuant to a Pledge Agreement, and such pledge shall create in favor of the Collateral Agent for the benefit of the Secured Creditors a perfected security interest in such equity interests and (vi) the Parent shall give the Administrative Agent at least 10 Business Days' prior notice of the occurrence of any component of the Reorganization.

     "Replaced Lender" shall have the meaning provided in Section 1.12.

     "Replacement Lender" shall have the meaning provided in Section 1.12.

     "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of Letter of Credit Outstandings) represent an amount greater than 50% of the sum of (i) all outstanding Term Loans of Non-Defaulting Lenders and (ii) the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total Letter of Credit Outstandings at such time).

     "Returns" shall have the meaning provided in Section 7.09.

     "Revolving Loan" shall have the meaning provided in Section 1.01(b).

     "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time or terminated pursuant to Sections 3.02, 3.03 and/or 10, as applicable, or
(y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.12 or 14.04.

     "Revolving Note" shall have the meaning provided in Section 1.05(a).

     "Rig" shall mean, collectively, offshore drilling rigs, including, without limitation, semisubmersibles, jack-ups, semisubmersible tender assist vessels, submersibles and modular self-contained platform rigs, owned by the Parent and/or any Subsidiary of the Parent, and, individually, any of such rigs.

     "Rights Plan" shall mean that certain Rights Agreement between the Parent and Continental Stock Transfer & Trust Company, as Rights Agent, dated as of October 18, 2002, as such Rights Plan is in effect on the Effective Date and without giving effect to any amendments, modifications, supplements or terminations thereof or thereto after the Effective Date (including, without limitation, any such amendments, modifications or supplements to the defined terms used therein) unless, and to the extent, the Required Lenders specifically agree that the respective change will be given effect to for purposes of this Agreement.

     "RL Lender" shall mean each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.

     "RL  Percentage"  of any  RL  Lender  at any  time  shall  mean a  fraction
(expressed  as a  percentage)  the  numerator  of  which is the  Revolving  Loan
Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that, if the RL Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of such RL Lender shall be determined immediately prior (and without giving effect) to such termination.

     "Scheduled Repayment" shall have the meaning provided in Section 4.02(b).

     "Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b).

     "SEC" shall have the meaning provided in Section 8.01(i).

     "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security Agreement Collateral" shall mean, collectively, all "Collateral" as defined in each Security Agreement.

     "Security Documents" shall mean each Pledge Agreement, each Security Agreement, each Assignment of Insurances, each Assignment of Earnings, each
Collateral Rig Mortgage, the Construction Contract Assignment and each additional security document delivered pursuant to Section 8.11 or 9.15.

     "Series A Junior Participating Preferred Stock" shall mean the "Preferred Shares" as defined in the Rights Plan.

     "Service Agreements" shall have the meaning provided in Section 5.06.

     "Shareholders' Agreements" shall have the meaning provided in Section 5.06.

     "S&P" shall mean Standard & Poor's Ratings Services.

     "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

     "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

     "Subsidiaries Guaranty" shall mean and include the U.S. Subsidiaries Guaranty, each Foreign Subsidiaries Guaranty and any other guaranty executed and delivered by any Subsidiary of the Parent pursuant to any of Sections 5.08, 8.11 or 9.15.

     "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation
(irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

     "Subsidiary Guarantor" shall mean each direct and indirect Subsidiary of the Parent which is a Material Subsidiary on the Initial Borrowing Date or becomes a Material Subsidiary thereafter.

     "Successful Syndication Date" shall mean the date upon which the Administrative Agent shall deem the senior secured financing contemplated hereby to be "successfully syndicated" to a syndicate of Lenders in its sole discretion.

     "Tax Sharing Agreement" shall have the meaning provided in Section 5.06.

     "Taxes" shall have the meaning provided in Section 4.04.

     "Term Loan" shall have the meaning provided in Section 1.01(a).

     "Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Term Loan Commitment," as the same may be terminated pursuant to Sections 3.03 and/or 10, it being understood and agreed that on the Effective Date, the aggregate amount of the Total Loan Commitments of all Lenders shall be $150,000,000.

     "Term Note" shall have the meaning provided in Section 1.05(a).

     "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Parent ended immediately prior to such Start Date.

     "Test Period" shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period.

     "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

     "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders, it being understood and agreed that on the Effective Date the Total Revolving Loan Commitment shall be $75,000,000.

     "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of the then Total Revolving Loan Commitment, less the aggregate principal amount of Revolving Loans then outstanding.

     "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two separate Tranches, i.e., Term Loans and Revolving Loans.

     "Transaction" shall mean, collectively, (i) the consummation of the Refinancing, (ii) the entering into of the Credit Documents and (iii) the payment of fees and expenses in connection with the foregoing.

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

     "United States" and "U.S." shall each mean the United States of America.


     "Unpaid Drawing" shall have the meaning provided in Section 2.05(a).

     "Unutilized Revolving Loan Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender at such time and (ii) such Lender's Percentage of the Letter of Credit Outstandings at such time.

     "U.S. Pledge Agreement" shall have the meaning provided in Section 5.09.

     "U.S. Security Agreement" shall have the meaning provided in Section 5.10.

     "U.S.  Subsidiaries  Guaranty"  shall have the meaning  provided in Section
5.08.

     "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than (i) in the case of a Foreign Subsidiary other than Atwood Australia, director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law and (ii) in the case of Atwood Australia, a single share held by a nominee in trust) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time. Unless otherwise indicated herein, or the context otherwise requires, all references herein to any Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries shall mean and be deemed to be references to a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries, as the case may be, of the Parent.

SECTION 12.       The Administrative Agent.

     12.01 Appointment. The Lenders hereby irrevocably designate and appoint Nordea Bank Finland Plc, New York Branch, as Administrative Agent (for purposes of this Section 12 and Section 14.01, the term "Administrative Agent" also shall include Nordea Bank Finland Plc, New York Branch (and/or any of its affiliates) in its capacity as Collateral Agent and assignee pursuant to the Security Documents (including as mortgagee under the Collateral Rig Mortgages) and in its capacity as Lead Arranger and Book Runner in connection with this Agreement and the financings contemplated hereby) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

     12.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

     12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Revolving Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Parent and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Parent and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Parent and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Parent and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

     12.04 Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

     12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

     12.06 Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Parent or the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof), in proportion to their respective "percentage" as used in determining the Required Lenders determined as if there were no Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Agreement or any other Credit Document; provided that, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's (or such affiliate's) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

     12.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders and, unless a Default or an Event of Default under Section 10.05 then exists, the Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit hereunder and (y) shall maintain all of its rights as Issuing Lender with respect to any Letters of Credit issued by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

     (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that, the Borrower's approval shall not be required if an Event of Default then exists).

     (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that, the Borrower's consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

     (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

SECTION 13.       Parent Guaranty.

     13.01 Guaranty. In order to induce the Administrative Agent, the Issuing Lenders and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements, and in recognition of the direct benefits to be received by Parent from the proceeds of the Loans and the issuance of the Letters of Credit, the Parent hereby agrees with the Guaranteed Creditors as follows: the Parent hereby and unconditionally and irrevocably guarantees to the Guaranteed Creditors the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations to the Guaranteed Creditors. This is a guaranty of payment and not of collection. If any or all of the Guaranteed Obligations becomes due and payable hereunder, the Parent, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Parent agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Parent, notwithstanding any revocation of this Parent Guaranty or other instrument evidencing any liability of the Borrower, and the Parent shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

     13.02 Bankruptcy. Additionally, the Parent unconditionally and irrevocably guarantees to the Guaranteed Creditors the payment of any and all of the Guaranteed Obligations whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and unconditionally, irrevocably, jointly and severally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

     13.03 Nature of Liability. The liability of the Parent hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by the Parent, any other guarantor or by any other party, and the liability of the Parent hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower or any other Subsidiary of the Parent pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Parent waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 13.05.

     13.04 Independent Obligation. The obligations of the Parent hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against the Parent whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. The Parent waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Parent.

     13.05 Authorization. The Parent authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Parent Guaranty made shall apply to such Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, the Borrower, other Credit Parties or other obligors;

(e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement or any other Credit Document or any of such other instruments or agreements; and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Parent from its liabilities under this Parent Guaranty.

     13.06 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Parent or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     13.07 Subordination. Any indebtedness of the Borrower now or hereafter owing to the Parent is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to the Parent shall be collected, enforced and received by the Parent for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations, but without affecting or impairing in any manner the liability of the Parent under the other provisions of this Parent Guaranty. Prior to the transfer by the Parent of any note or negotiable instrument evidencing any such indebtedness of the Borrower to the Parent, the Parent shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Parent hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

     13.08 Waiver. (a) The Parent waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party,
(ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. The Parent waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full in cash of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full in cash of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower, or any other party, or any security, without affecting or impairing in any way the liability of the Parent hereunder except to the extent the Guaranteed Obligations have been paid in cash. The Parent waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Parent against the Borrower, or any other party or any security.

     (b) The Parent waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Parent assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Parent assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise the Parent of information known to them regarding such circumstances or risks.

13.09 Payment. All payments made by the Parent pursuant to this Section 13 shall be made in Dollars. All payments made by the Parent pursuant to this Section 13 will be made without setoff, counterclaim or other defense.

SECTION 14.       Miscellaneous.

     14.01 Payment of Expenses, etc. The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and the Administrative Agent's local maritime counsel and the Administrative Agent's consultants) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence of an Event of Default, counsel for each of the Issuing Lenders and Lenders); (ii) pay and hold the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters, the performance of any obligation under this Agreement or any other Credit Document or any payment thereunder, and save the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, such Issuing Lender or such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or
(b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Rig or Real Property at any time owned, leased, operated or occupied by the Parent, the Borrower, or any of the Parent's other Subsidiaries, the generation, storage, transportation, handling, disposal or Release of Hazardous Materials by the Parent, the Borrower or any of the Parent's other Subsidiaries at any location, whether or not owned, leased or operated by the Parent, the Borrower or any of the Parent's other Subsidiaries, the non-compliance of any Rig or Real Property and Environmental Law (including applicable permits thereunder) applicable to any Rig or Real Property, or any Environmental Claim asserted against the Parent, the Borrower or any of the Parent's other Subsidiaries, or any Rig or Real Property at any time owned, leased, operated or occupied by the Parent, the Borrower or any of the Parent's other Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     14.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of the Parent or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 14.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     14.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

     14.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that neither the Parent nor the Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders, and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.12 and 14.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 14.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder) or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Parent or the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

     (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i) (A) its parent company and/or any affiliate of such other Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such Lender or its parent company (provided that, any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause
(x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (iii) to one or more Lenders or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that, (i) at such time, Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, in the case of an assignment of Revolving Loan Commitments, each Issuing Lender, shall be required in connection with any such assignment pursuant to clause (y) above (which consent shall not, in any case, be unreasonably withheld or delayed), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,000 and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 14.16. To the extent of any assignment pursuant to this Section 14.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 14.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal
Revenue Service Forms to the extent such forms would provide a complete exemption from or reduction in United States withholding tax. To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.12 or this Section 14.04(b) would, at the time of such assignment, result in increased costs under Section 1.09,
2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

     (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

     14.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

     14.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that, if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 14.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

     14.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders to the extent, in each case, permitted by the terms of this Agreement); provided that, except as otherwise specifically provided herein, all computations of the Applicable Margin, and all computations and all definitions (including accounting terms) used in determining compliance with Sections 9.07 through 9.10, inclusive, shall utilize generally accepted accounting principles and policies in conformity with, and consistent with, those used to prepare the historical audited consolidated financial statements of the Parent and its Subsidiaries referred to in Section 7.05(a).

     (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or other Fees are payable.

     14.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE COLLATERAL RIG MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF THE PARENT AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARENT AND THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE PARENT AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF THE PROPERTY OF THE PARENT AND THE BORROWER, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING, AND THE PARENT HEREBY ACCEPTS THE DESIGNATION, APPOINTMENT AND EMPOWERMENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR ITSELF AND EACH OTHER SUBSIDIARY OF THE PARENT, ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING INVOLVING ANY OF ITS PROPERTY OR THE PROPERTY OF ITS SUBSIDIARIES. EACH OF THE PARENT AND THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER EACH OF THE PARENT AND THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE PARENT OR THE BORROWER. EACH OF THE PARENT AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE PARENT AND THE BORROWER AT EACH ADDRESS SET FORTH OPPOSITE EACH SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE PARENT AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PARENT OR THE BORROWER IN ANY OTHER JURISDICTION.

     (b) EACH OF THE PARENT AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     14.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

     14.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Parent, the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at the Notice Office that the same has been signed and mailed to it. The Administrative Agent will give the Parent, the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

14.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     14.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from, the Subsidiaries Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that, no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of the following clause (i) and in the case of the following clause (v), to the extent (in the case of the following clause (v)) that any such Lender would be required to make a Loan in excess of its pro rata portion provided for in this Agreement or a payment under Section 2.04(c) in respect of a participation in excess of its RL Percentage or would receive a payment or prepayment of Loans, a payment of obligations under Section 2.04(d) or a commitment reduction that (in any case) is less than its pro rata portion provided for in this Agreement, in each case, as a result of any such amendment, modification or waiver referred to in the following clause (v)), (i) extend the final scheduled maturity of any Loan or Note, extend the timing for or reduce the principal amount of any Scheduled Repayment, or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount, or extend the time of payment, of any Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount of any Loan thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 14.07(a) shall not constitute a reduction in the rate of interest or the amount of Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 14.12, (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and Revolving Loan Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of the Term Loans and Revolving Loan Commitments are included on the Effective Date), (v) amend, modify or waive
Section 1.06 or the provisions of Section 2.04(c) to the extent relating to the obligation of a Participant to make a payment in an amount equal to its RL Percentage or amend, modify or waive any other provision in this Agreement to the extent providing for payments or prepayments of Loans, payments of obligations under Section 2.04(d) or reductions in Commitments, in each case, to be applied pro rata among the Lenders of a given Tranche entitled to such payments or prepayments of Loans, payments of obligations under Section 2.04 or reductions in Commitments (it being understood that the provision of additional extensions of credit pursuant to this Agreement, or the waiver of any mandatory commitment reduction or any mandatory prepayment of Loans by the Required Lenders shall not constitute an amendment, modification or waiver for purposes of this clause (v)), (vi) consent to the assignment or transfer by the Parent or the Borrower of any of their respective rights and obligations under this Agreement or (vii) release any Subsidiary Guarantor from a Subsidiaries Guaranty to the extent same constitutes a Material Subsidiary; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender),
(2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, (4) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent or (5) without the consent of the Required Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section
4.01 or 4.02 (excluding Section 4.02(b)) (although (A) the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction (other than a Scheduled Repayment), so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (B) if additional tranches of term loans are extended after the Initial Borrowing Date with the consent of the Required Lenders as required above, such tranches may be included on a pro rata basis in the various prepayments or repayments required pursuant to Sections 4.01 and 4.02 (excluding Section 4.02(b) and any section providing Scheduled Repayments for any new tranche of term loans)).

     (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (vii), inclusive, of the first proviso to Section 14.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.12 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and/or repay each Tranche of outstanding Loans of such Lender in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments that are terminated, and the Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to
Section 14.12(a).

     14.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.09, 1.10, 2.06, 4.04, 12.06 and 14.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

     14.14 Domicile of Loans. Each Lender may transfer and carry its Revolving Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 14.14 would, at the time of such transfer, result in increased costs under Section 1.09, 1.10, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

     14.15 Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 14.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 14.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 14.15.

     14.16 Confidentiality.  (a) Subject to the provisions of clause (b) of this
Section 14.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Parent (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company or board of trustees in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 14.16 to the same extent as such Lender) any information with respect to the Parent or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that, any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 14.16(a) by the respective Lender,
(ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, provided that, such Lender will use reasonable efforts to notify the Borrower prior to such disclosure to the extent practicable, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 14.16, and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that, such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 14.16.

     (b) Each of the Parent and the Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to the Parent or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Parent and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 14.16 to the same extent as such Lender.

     (c) No Lender  provides  accounting,  tax or legal advice.  Notwithstanding
Section 14.16(a) of this Agreement, the Borrower, the Parent and each Lender hereby agree and acknowledge that the Borrower, the Parent and each Lender (and each employee, representative, or other agent of the Borrower, the Parent and each Lender) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction (within the meaning of Section 6011 and Section 6111 of the Code) and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Parent and each Lender (and each employee, representative, or other agent of the Borrower, the Parent and each Lender) relating to such tax treatment and tax structure. This authorization is effective without limitation of any kind from the commencement of our discussions.

     14.17 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that actions described on Schedule XV shall be completed in accordance with Schedule XV. All provisions of this Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, Events of Default and other terms hereof and thereof) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods specified on Schedule XV, rather than as otherwise provided in the Credit Documents); provided that to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 14.17. The acceptance of the benefits of the Loans shall constitute a covenant and agreement by the Borrower to each of the Lenders that the actions required pursuant to this Section 14.17 will be, or have been, taken within the relevant time periods referred to in this Section 14.17 and on
Schedule XV and that, at such time, all representations and warranties contained in the Credit Documents shall then be true and correct without any modification pursuant to this Section 14.17. The parties hereto acknowledge and agree that the failure by the Parent or any Subsidiary of the Parent to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

     14.18 Insurance Proceeds. Notwithstanding anything to the contrary contained in this Agreement (but without limiting any rights of the Collateral Agent, Administrative Agent or the other Secured Creditors under any Security Document), the Parent and its Subsidiaries shall be required to pay to the Administrative Agent for the benefit of the Secured Creditors insurance proceeds payable to any such Person by reason of a single event or group of events related to a Collateral Rig (except for any loss under any insurance on the Collateral Rigs with respect to protection and indemnity risks which may be paid directly to the owner of the Collateral Rig to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred) to the extent such insurance proceeds received in respect of such event or events exceeds $2,500,000 (which insurance proceeds shall be retained by the Administrative Agent for the benefit of the Secured Creditors as cash collateral for the Obligations or, at the direction of the Required Lenders, shall be applied to repay outstanding Loans) (it being understood that such repayment of outstanding Loans shall be applied (x) first, on a pro rata basis among outstanding Term Loans and Revolving Loans and (y) second, to the extent that either Tranche of Loans has been fully repaid at such time, to such other Tranche (and, in the case of a repayment of Term Loans, shall apply to reduce the then remaining Scheduled Repayments of Term Loans on a pro rata basis (based on the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto))); provided that, notwithstanding the foregoing, if no Default or Event of Default then exists and the Parent and its Subsidiaries are in compliance with Section 9.11 (without giving effect to the proviso thereto), in each case, after giving effect to any such event or events and receipt of such insurance proceeds, the Parent or such Subsidiary shall be permitted to retain such insurance proceeds; provided further that, in the event that the Administrative Agent retains any such insurance proceeds as cash collateral for the Obligations and any such Default or Event of Default is cured or waived and any violation of Section 9.11 is cured or waived, such insurance proceeds shall be permitted to be returned to the Parent or such Subsidiary.

     14.19 Rights Plan. Notwithstanding anything to the contrary contained in this Agreement, the Parent shall be permitted to act in accordance with the terms of the Rights Plan, so long as (x) no cash Dividends are paid in respect of any Series A Junior Participating Preferred Stock or other preferred stock (if any) referred to thereunder other than as permitted pursuant to Section 9.03(iv)(y) and (y) no Series A Junior Participating Preferred Stock or other preferred stock (if any) referred to therein shall be redeemed by the Parent at any time.


                                      * * *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

15835 Park Ten Place Drive          ATWOOD OCEANICS, INC.
Houston, Texas  77084
Attention:  James M. Holland
Tel. No.:  (281) 749-7800
Fax No.:  (281) 492-0345             By:  /s/ James M. Holland
                                          --------------------
                                          Name: James M. Holland
                                          Title: Senior Vice President
332A-11C, 11th Floor                ATWOOD OCEANICS PACIFIC LIMITED
Plaza Ampang City
50450 Kuala Lumpur Malaysia
Attention:  Michael A. Cardenas
Tel. No.:  011 60 34256 9590         By:  /s/ Michael A. Cardenas
                                          -----------------------
Fax No.:  011 60 34256 8653               Name: Michael A. Cardenas
                                          Title: Vice President, Treasurer &
                                                 Director


                                    NORDEA BANK FINLAND PLC,
                                         NEW YORK BRANCH, Individually and as
                                         Administrative Agent


                                     By:  /s/ Martin Lunder
                                          -----------------
                                          Name: Martin Lunder
                                          Title: Senior Vice President

                                     By:  /s/ Ronny Bjornadal
                                          -------------------
                                          Name: Ronny Bjornadal
                                          Title:  Vice President

                                    CREDIT AGRICOLE INDOSUEZ



                                     By:  /s/ Isabelle Billecocq
                                          ----------------------
                                          Name: Isabelle Billecocq
                                          Title: Assistant Vice President

                                     By:  /s/Alain Pitner
                                          ----------------
                                          Name:  Alain Pitner
                                          Title: Vice President

                                    FORTIS CAPITAL CORP.


                                     By:  /s/ Svein Engh
                                          --------------
                                          Name:  Svein Engh
                                          Title: Managing Director



                                     By:  /s/ Tobias Backer
                                          ------------------
                                          Name:  Tobias Backer
                                          Title: Vice President

                                    HAMBURGISCHE LANDESBANK



                                     By:  /s/ Uta Urbaniak
                                          ----------------
                                          Name:  Uta Urbaniak
                                          Title:    Vice President

                                     By:  /s/ Wills
                                          ----------
                                          Name:   Wills
                                          Title:   Vice President



                                                                                                                EXHIBIT 99.2

                                                ATWOOD OCEANICS, INC. AND SUBSIDIARIES
                                                        CONTRACT STATUS SUMMARY
                                                           AT APRIL 7, 2003

      NAME OF RIG             LOCATION               CUSTOMER                          CONTRACT STATUS
     --------------         ------------    ------------------------    -----------------------------------------
SEMISUBMERSIBLES -
---------------------
ATWOOD FALCON                 AUSTRALIA      BHP BILLITON ("BHP") on    The rig is drilling its fifth well of an
                                             assignment from            eight well contract with Woodside on
                                             WOODSIDE ENERGY LTD.       assignment to BHP.  The contract is estimated
                                             ("WOODSIDE")               to be complete in  June 2003.

ATWOOD HUNTER                   EGYPT        APACHE MEDITERRANEAN       The rig is currently drilling a well for
                                             CORPORATION LDC            Apache which is expected to be completed in
                                             ("APACHE")                 April 2003.  Burullus Gas Company has issued
                                                                        a letter of award to use the rig to drill one
                                                                        well off the coast of Egypt following the
                                                                        completion of the Apache work. Samedan,
                                                                        Mediterranean Sea has contracted to drill one
                                                                        well off the coast of Israel following the
                                                                        completion of the Burullus work, with an
                                                                        option to drill one additional well at a
                                                                        later date.

ATWOOD EAGLE                   ANGOLA        ESSO EXPLORATION ANGOLA    The Company has executed a contract with ESSO
                                             (BLOCK 15) LIMITED         for the use of the rig to drill three firm
                                             ("ESSO")                   wells, plus options for four additional
                                                                        wells, off the coast of Angola.  The rig
                                                                        arrived Angola on February 18, 2003 and
                                                                        commenced drilling operations in early March
                                                                        2003.  The drilling program could extend 6 to
                                                                        12 months depending on the length of wells
                                                                        and number of options exercised.

SEAHAWK                       MALAYSIA       EXXONMOBIL EXPLORATION &   The rig's current contract terminates in
                                             PRODUCTION MALAYSIA INC.   December 2003, with an option for the
                                                                        Operator to extend.

ATWOOD SOUTHERN CROSS      MEDITERRANEAN    ENI S.P.A. - AGIP          The rig is drilling the last well under its
                                 SEA         DIVISION ("AGIP")         contract with AGIP, which is expected to be
                                                                        completed in late April/early May 2003.
                                                                        Contract opportunities for additional work
                                                                        following completion of the AGIP wells are
                                                                        being pursued in the Mediterranean Area.

SEASCOUT                    UNITED STATES                               The SEASCOUT was purchased in December 2000
                           GULF OF MEXICO                               for future conversion to a tender-assist
                                                                        unit, similar to the SEAHAWK, once an
                                                                        acceptable contract opportunity is secured.
                                                                        The rig is currently coldstacked.

CANTILEVER JACK-UPS -
---------------------
VICKSBURG                     MALAYSIA      EXXONMOBIL EXPLORATION      In early October 2002, the rig commenced a
                                            AND PRODUCTION MALAYSIA     two-year drilling program (with an option by
                                            INC. ("EMEPMI")             EMEPMI for one additional year), with EMEPMI
                                                                        having the right to terminate the drilling
                                                                        program after one year at any time with a 120
                                                                        days notice period.

ATWOOD BEACON                                                           The Company expects the construction of this
                               UNDER                                    ultra-premium jack-up drilling unit to be
                            CONSTRUCTION                                completed by May/June 2003.
SUBMERSIBLE -
--------------
RICHMOND                    UNITED STATES    BURLINGTON RESOURCES OIL   The rig is currently drilling one well for
                           GULF OF MEXICO    & GAS COMPANY              Burlington, with an estimated completion date
                                             ("BURLINGTON")              in April 2003.  Immediately upon completion
                                                                        of its current contract, the rig will
                                                                        commence a two-firm wells, plus four-option
                                                                        wells contract for Ocean Energy, Inc.   The
                                                                        two firm wells have an estimated duration of
                                                                        60 to 90 days.  The contract contains a
                                                                        30-day early termination provision.
MODULAR PLATFORMS -
--------------------
GOODWYN 'A' /NORTH            AUSTRALIA      WOODSIDE ENERGY LTD.       There is currently an indefinite planned
RANKIN 'A'                                                              break in drilling activity for the two
                                                                        client-owned rigs managed by the Company.
                                                                        The Company is involved in maintenance of the
                                                                        two rigs for future drilling programs.